===============================================================================






                          SECURITIES PURCHASE AGREEMENT


                                      Among


                                  LABONE, INC.,


                    WELSH, CARSON, ANDERSON & STOWE IX, L.P.


                                       and


                              THE OTHER PURCHASERS
                           NAMED ON SCHEDULE I HERETO



                           Dated as of August 31, 2001






===============================================================================





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                          TABLE OF CONTENTS
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ARTICLE I.

      PURCHASE AND SALE OF INITIAL SECURITIES
      ON THE CLOSING DATE; PURCHASE PRICE......................................2
      SECTION 1.01.  Issuance, Sale and Delivery of the Initial Securities.....2
      SECTION 1.02.  Closing...................................................3

ARTICLE II.

      REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY...........................................................4
      SECTION 2.01.  Organization and Qualification............................4
      SECTION 2.02.  Investments and Commitments; Subsidiaries.................5
      SECTION 2.03.  Capitalization............................................6
      SECTION 2.04.  Corporate Power and Authority; Authorization of
           Agreements; Non-Contravention.......................................6
      SECTION 2.05.  Validity..................................................8
      SECTION 2.06.  Governmental Approvals....................................8
      SECTION 2.07.  SEC Filings...............................................9
      SECTION 2.08.  Financial Statements......................................9
      SECTION 2.09.  Absence of Certain Changes or Events.....................10
      SECTION 2.10.  Actions Pending..........................................10
      SECTION 2.11.  Compliance with Law; Material Permits....................10
      SECTION 2.12.  Title to and Condition of Properties.....................10
      SECTION 2.13.  Real Property............................................11
      SECTION 2.14.  Contracts................................................11
      SECTION 2.15.  Intellectual Property; Software..........................12
      SECTION 2.16.  Tax Matters..............................................12
      SECTION 2.17.  Employee Benefit Plans...................................14
      SECTION 2.18.  Customers................................................15
      SECTION 2.19.  Labor Matters............................................15
      SECTION 2.20.  Environmental Matters....................................15
      SECTION 2.21.  Insurance Coverage.......................................16
      SECTION 2.22.  Offering of the Securities...............................16
      SECTION 2.23.  Related-Party Transactions...............................16
      SECTION 2.24.  Proxy Statement..........................................16
      SECTION 2.25.  Anti-Takeover Statutes and Certain Charter Provisions;
           Rights Plan........................................................17
      SECTION 2.26.  Osborn Acquisition Agreement.............................17
      SECTION 2.27.  Completeness of Disclosure...............................17

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      SECTION 2.28.  Brokers..................................................17

ARTICLE III.

      REPRESENTATIONS AND WARRANTIES
      OF THE PURCHASERS.......................................................18
      SECTION 3.01.  Organization and Authority...............................18
      SECTION 3.02.  Authorization............................................18
      SECTION 3.03.  Validity.................................................18
      SECTION 3.04.  Investment Representations...............................19
      SECTION 3.05.  Governmental Approvals...................................19
      SECTION 3.06.  Information Supplied.....................................19
      SECTION 3.07.  Ownership of Capital Stock of the Company................20

ARTICLE IV.

      COVENANTS OF THE PARTIES
      PENDING THE CLOSING.....................................................20
      SECTION 4.01. Conduct of the Company's Business.........................20
      SECTION 4.02. (a)  Access to Information Concerning the Company and
           its Subsidiaries...................................................22
      SECTION 4.03. Authorizations, Consents, Waivers and Approvals...........22
      SECTION 4.04.  Further Assurances.......................................23
      SECTION 4.05.  Notification of Certain Matters..........................23
      SECTION 4.06.  Anti-Takeover Statutes; Rights Plan Amendment............23
      SECTION 4.07.  The Osborn Acquisition...................................23
      SECTION 4.08.  Nasdaq Quotation.........................................24
      SECTION 4.09.  SEC and Other Filings....................................24
      SECTION 4.10.  Certificates of Designation..............................24

ARTICLE V.

      CONDITIONS PRECEDENT....................................................24
      SECTION 5.01.  Conditions Precedent to the Obligations of Each Party....24
      SECTION 5.02.  Conditions Precedent to the Obligations of the
           Purchasers.........................................................25
      SECTION 5.03.  Conditions Precedent to the Obligations of the Company...27

ARTICLE VI.

      POST-CLOSING COVENANTS AND AGREEMENTS...................................28
      SECTION 6.01.  Legends; Reservation of Shares...........................28
      SECTION 6.02.  Board Composition........................................28

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                                                                            ----
      SECTION 6.03.  Standstill Agreement.....................................31
      SECTION 6.04.  Right To Purchase Series C Preferred Shares..............32
      SECTION 6.05.  Issuance of Series B Notes In Connection With
           Subsequent Acquisitions............................................35
      SECTION 6.06. Company Shareholder Approval..............................39
      SECTION 6.07.  Tax Consistency..........................................40
      SECTION 6.08  Certain Veto Rights Applying After Company Shareholder
           Approval...........................................................40
      SECTION 6.09 Certain Negative Covenants Relating to the Series B-2 Preferred Shares, Series C-2 Preferred Shares, Series A Notes and
           Series B Notes.....................................................41

ARTICLE VII.

      TERMINATION PRIOR TO CLOSING............................................48
      SECTION 7.01.  Termination of Agreement.................................48
      SECTION 7.02.  Effect of Termination....................................49

ARTICLE VIII.

      SURVIVAL OF REPRESENTATIONS, WARRANTIES,
      COVENANTS AND AGREEMENTS; INDEMNIFICATION...............................49
      SECTION 8.01.  Survival of Representations, Warranties, Covenants and
           Agreements.........................................................49
      SECTION 8.02.  Indemnification..........................................50
      SECTION 8.03.  Conditions of Indemnification............................51
      SECTION 8.04.  Other Claims.............................................53
      SECTION 8.05.  Remedies Cumulative......................................53

ARTICLE IX.

      MISCELLANEOUS...........................................................53
      SECTION 9.01.  Specific Performance.....................................53
      SECTION 9.02.  Expenses, Etc............................................53
      SECTION 9.03.  Execution in Counterparts................................54
      SECTION 9.04.  Notices..................................................54
      SECTION 9.05.  Amendments and Waivers...................................56
      SECTION 9.06.  Amendments, Supplements, Etc.............................56
      SECTION 9.07.  Entire Agreement.........................................56
      SECTION 9.08.  Benefit of Agreement; Assignment.........................56
      SECTION 9.09.  Governing Law............................................57
      SECTION 9.10.  Jurisdiction and Venue...................................57

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      SECTION 9.11.  Severability.............................................58
      SECTION 9.12.  Publicity................................................58
      SECTION 9.13.  Appointment of the Purchaser Representative..............58
      SECTION 9.14.  Interpretation...........................................58


                                      -iv-
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                   INDEX TO EXHIBITS AND SCHEDULES


        Exhibit  Description
        -------  -----------

          A      Form of Series B-1 Preferred Certificate of Designation
          B      Form of Warrant Agreement
          C      Form of Series B-2 Preferred Certificate of Designation
          D      Form of Senior Subordinated Note
          E      Form of Series C-1 Preferred Certificate of Designation
          F      Form of Series C-2 Preferred Certificate of Designation
          G      Form of Rights Plan Amendment
          H      Form of Opinion of Morrison & Hecker LLP
          I      Form of Registration Rights Agreement
          J      Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
          K      Form of Charter Amendment


        Schedule Description
        -------- -----------

          I      Purchasers/Initial Securities

                             INDEX TO DEFINED TERMS

                THIS INDEX IS INCLUDED FOR CONVENIENCE ONLY AND
                  DOES NOT CONSTITUTE A PART OF THE AGREEMENT


   Term                                                ss. Reference
   ----                                                -------------

"Additional Indebtedness"                              6.09(A)(1)(L)
"Additional Securities"                                Recitals
"Additional Warrants"                                  Recitals
"Affiliate"                                            6.02(a)
"Ancillary Agreements"                                 2.04(a)
"Annual Report"                                        2.02(b)
"Approval Date"                                        6.06(a)
"Balance Sheet Date"                                   2.08
"Board Meeting"                                        2.04(b)
"Capitalized Lease Obligations"                        6.09(a)
"Charter Amendment"                                    6.06(a)
"ChoicePoint"                                          Recitals
"Closing"                                              1.02(a)
"Closing Date"                                         1.02(a)
"COBRA"                                                2.17(c)
"Code"                                                 2.17(c)
"Co-Investors"                                         6.04(a)
"Company"                                              Recitals
"Company Common Stock"                                 2.03(a)
"Company Directors"                                    6.02(a)(iv)
"Company Group"                                        8.02(b)
"Company Preferred Stock"                              2.03(a)
"Company SEC Filings"                                  2.07
"Company Shareholder Approval"                         6.06(a)
"Company Shareholder Meeting"                          6.06(a)
"Company Stock Options"                                2.03(b)
"Confidentiality Agreement"                            4.02(b)
"Conversion Shares"                                    2.04(b)
"Damages"                                              8.02
"Definitive Note Purchase Agreement"                   6.05(d)
"Disclosure Schedule"                                  Article II
"Disqualified Stock"                                   6.09(a)(ii)
"Employee Plan"                                        2.17(a)
"Environmental Event"                                  2.20
"Equity Offering"                                      6.04(b)
"ERISA"                                                2.17(a)

"Exchange Act"                                         2.06
"Existing Indebtedness"                                6.09(a)(i)(E)
"GAAP"                                                 2.08
"Governmental Body"                                    2.10
"HIPAA"                                                2.17(c)
"Indebtedness"                                         6.09(a)
"Industrial Revenue Bonds"                             6.09(a)(i)(D)
"Initial Securities"                                   Recitals
"Initial Warrants"                                     Recitals
"In-the-Money Options"                                 6.04(d)
"In-the-Money Preferred Stock"                         6.04(d)
"IRB Indebtedness"                                     6.09(a)(i)(D)
"Jointly-Selected Director"                            6.02(a)(iv)
"Law"                                                  2.04(c)
"Leased Properties"                                    2.13
"Liens"                                                2.02(b)
"Market Price"                                         6.04(d)
"Material Adverse Effect"                              2.01
"Material Customers"                                   2.18
"Material Contracts"                                   2.14
"Material Permits"                                     2.11
"Missouri Code"                                        2.25
"Mutual Approval"                                      6.05(d)
"Non-WCAS Directors"                                   6.02(a)(iv)
"Notes"                                                6.09
"Order"                                                2.04(c)
"Original Transaction"                                 6.04(e)
"Osborn"                                               Recitals
"Osborn Acquisition"                                   Recitals
"Osborn Acquisition Agreement"                         Recitals
"Osborn Acquisition Documents"                         4.07(c)
"Other Financing"                                      6.05(e)
"Parent"                                               Recitals
"Permitted Liens"                                      2.12
"Potential Acquisition"                                6.05(a)
"Potential Acquisition Notice"                         6.05(a)
"Potential Acquisition Target"                         6.05(a)
"Prohibited Related Party Transactions"                6.09(f)
"Proxy Statement"                                      6.06(b)
"Publicly-Available Contracts"                         2.14
"Purchaser Group"                                      8.02
"Purchaser Representative"                             9.13
"Purchaser"                                            Recitals
"Reference Date"                                       6.04(d)

"Registration Rights Agreement"                        5.02
"Related Party"                                        2.23
"Restricted Payments"                                  6.09(b)
"Restricted Period"                                    6.04(a)
"Returns"                                              2.16(a)
"Rights Plan Amendment"                                5.02
"Rights Plan"                                          2.25
"SEC"                                                  2.07
"Securities Act"                                       2.03(b)
"Senior Credit Agreement Indebtedness"                 6.09(a)(i)(C)
"Senior Indebtedness"                                  6.09(a)(i)(D)
"Series A Notes"                                       Recitals
"Series B Notes"                                       Recitals
"Series B-1 Preferred Certificate of Designation"      Recitals
"Series B-2 Preferred Certificate of Designation"      Recitals
"Series B-1 Preferred Shares"                          Recitals
"Series B-2 Preferred Shares"                          Recitals
"Series B Note Transaction"                            6.05(b)
"Series C-1 Preferred Certificate of Designation"      Recitals
"Series C-2 Preferred Certificate of Designation"      Recitals
"Series C-1 Preferred Shares"                          Recitals
"Series C-2 Preferred Shares"                          Recitals
"Series C Preferred Transaction"                       6.04(a)
"Subsidiary"                                           2.02(a)
"Taxes"                                                2.16(b)
"Taxing Authorities"                                   2.16(b)
"Third Party Claim"                                    8.03
"Transaction Expenses"                                 9.02
"Voting Agreement"                                     5.02
"Voting Securities"                                    6.03
"Warrant Agreement"                                    Recitals
"Warrant Certificate"                                  1.02(b)
"WCAS Cessation of Interest Notice"                    6.05(b)
"WCAS Directors"                                       6.02(a)(iv)
"WCAS"                                                 Recitals

           SECURITIES PURCHASE AGREEMENT dated as of August 31, 2001 among LABONE, INC., a Missouri corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership ("WCAS"), and the other persons named on Schedule I hereto under the heading "Purchasers" (together with WCAS, each individually a "Purchaser" and collectively the "Purchasers").

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, the Company is a party to a Stock Purchase Agreement, dated as of August 31, 2001, by and among ChoicePoint Inc., a Georgia corporation ("Parent"), ChoicePoint Services Inc., a Georgia corporation and wholly-owned subsidiary of Parent ("ChoicePoint"), and the Company (the "Osborn Acquisition Agreement"), pursuant to which the Company has agreed to acquire from ChoicePoint (the "Osborn Acquisition") all of the issued and outstanding shares of capital stock of Osborn Group, Inc., a Delaware corporation and wholly-owned subsidiary of ChoicePoint ("Osborn");

           WHEREAS, in order to finance the Osborn Acquisition, the Company desires to issue and sell to the Purchasers on the Closing Date (as hereinafter defined), and the Purchasers desire to purchase from the Company on the Closing Date, for an aggregate purchase price of $50,000,000, (A) (1) an aggregate 14,000 shares of Series B-1 Cumulative Convertible Preferred Stock of the Company (the "Series B-1 Preferred Shares") having a stated value of $1,000 per share and a par value of $0.01 per share and the designation, powers, preferences and rights, and qualifications, limitations and restrictions, set forth in the form of certificate of designation attached as Exhibit A hereto (the "Series B-1 Preferred Certificate of Designation"), together with an aggregate 350,000 nominally-priced detachable common stock purchase warrants (the "Initial Warrants") issued pursuant to the terms hereof and governed by the Warrant Agreement, dated as of the date hereof, in the form attached as Exhibit B hereto (the "Warrant Agreement") and (2) an aggregate 21,000 shares of Series B-2 Cumulative Convertible Preferred Stock of the Company (the "Series B-2 Preferred Shares") having a stated value of $1,000 per share and a par value of $0.01 per share and the designation, powers, preferences and rights, and qualifications, limitations and restrictions, set forth in the form of certificate of designation attached as Exhibit C hereto (the "Series B-2 Preferred Certificate of Designation") and (B) $15,000,000 in aggregate principal amount of Series A Senior Subordinated Notes of the Company in the form attached as Exhibit D hereto (the "Series A Notes" and, together with the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Initial Warrants, the "Initial Securities"), all on the terms and subject to the conditions set forth herein, including, without limitation, the consummation of the Osborn Acquisition on the terms and conditions set forth in the Osborn Acquisition Agreement;

           WHEREAS, as a condition to the Purchasers' willingness to enter into this Agreement and consummate the transactions contemplated hereby, the Company will agree herein not to issue certain additional equity or equity-linked securities for a period of three years following the Closing Date unless it first grants to WCAS the right to purchase, together with its Co-Investors (as hereinafter defined), up to an aggregate 15,000 shares of (A) if Company

Shareholder Approval (as hereinafter defined) has at the time of issuance been obtained, Series C-1 Cumulative Convertible Preferred Stock of the Company ("Series C-1 Preferred Shares") having a stated value of $1,000 per share and a par value of $0.01 per share and the designation, powers, preferences and rights, and qualifications, limitations and restrictions, set forth in the form of certificate of designation attached as Exhibit E hereto (the "Series C-1 Preferred Certificate of Designation") or (B) if Company Shareholder Approval has not been obtained at the time of issuance, Series C-2 Cumulative Convertible Preferred Stock of the Company ("Series C-2 Preferred Shares") having a stated value of $1,000 per share and a par value of $0.01 per share and the designation, powers, preferences and rights, and qualifications, limitations and restrictions, set forth in the form of certificate of designation attached as Exhibit F hereto ("Series C-2 Preferred Certificate of Designation"), all on the terms and subject to the conditions, limitations and exceptions set forth herein; and

           WHEREAS, the Company and WCAS desire to set forth in this Agreement the terms and conditions upon which the Company may agree to sell and WCAS may agree to purchase, together with its Co-Investors, up to $15,000,000 in aggregate principal amount of Series B Senior Subordinated Notes of the Company in the form attached as Exhibit D hereto (the "Series B Notes") together with certain additional nominally-priced detachable common stock purchase warrants (the "Additional Warrants" and together with the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series B Notes, the "Additional Securities") in order to finance future acquisitions by the Company that are approved by both the Board of Directors of the Company and WCAS;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                     PURCHASE AND SALE OF INITIAL SECURITIES
                       ON THE CLOSING DATE; PURCHASE PRICE

           SECTION 1.01. Issuance, Sale and Delivery of the Initial Securities. Subject to the terms and conditions set forth herein, and in reliance on the mutual representations and warranties being made herein, on the Closing Date, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, (1) the number of Series B-1 Preferred Shares, the number of Series B-2 Preferred Shares and the number of Initial Warrants set forth opposite the name of such Purchaser on Schedule I hereto and (2) a Series A Note in the aggregate principal amount set forth opposite the name of such Purchaser on Schedule I hereto. The Initial Securities shall be issued, sold and delivered as provided in Section 1.02(b). Notwithstanding anything to the contrary contained above, the respective obligations of the Purchasers to purchase the Initial Securities hereunder shall be several and not joint obligations except that WCAS shall be jointly and severally obligated, subject to the terms and conditions set forth herein, with each of the other Purchasers named on Schedule I hereto with respect to such other Purchaser's obligation to make full and prompt payment of the purchase price payable with respect to the Initial Securities being purchased by such Purchaser hereunder.

           SECTION 1.02. Closing. (a) Subject to the terms and conditions set forth herein, the issuance, sale and delivery of the Initial Securities contemplated by Section 1.01 (the "Closing") shall take place at the location of and concurrently with the closing of the Obsorn Acquisition, or at such other location and time and on such other date as the parties mutually agree (such date and time of Closing being herein called the "Closing Date"). Subject to the provisions of Article VII, failure to consummate the purchase and sale of the Initial Securities on the date and at the location and time determined pursuant to this Section 1.02(a) will not result in the termination of this Agreement.

           (b) Subject to the terms and conditions set forth in this Agreement, and concurrently with the consummation of the Osborn Acquisition, at the
Closing:

                (i) The Company shall issue and deliver to each Purchaser, against payment of the purchase price therefor as set forth herein, (1) a stock certificate in definitive form, registered in the name of such Purchaser and evidencing the Series B-1 Preferred Shares being purchased by such Purchaser hereunder, (2) a stock certificate in definitive form, registered in the name of such Purchaser and evidencing the Series B-2 Preferred Shares being purchased by such Purchaser hereunder, (3) a definitive warrant certificate in the form attached as Exhibit A to the Warrant Agreement (each a "Warrant Certificate"), registered in the name of such Purchaser and evidencing the Initial Warrants being purchased by such Purchaser hereunder, and (4) a Series A Note, registered in the name of such Purchaser and evidencing the indebtedness of the Company to such Purchaser in connection with the purchase thereof;

                (ii) As payment in full for the Initial Securities being purchased by such Purchaser hereunder, and against delivery of the certificates and promissory notes therefor as aforesaid, each Purchaser shall pay, by wire transfer of immediately available funds to an account of the Company designated in writing to the Purchaser Representative (as hereinafter defined) not less than two business days prior to the Closing Date, the sum set forth opposite the name of such Purchaser on Schedule I hereto under the heading "Total Purchase Price";

                (iii) The Company shall pay to WCA Management Corporation, by wire transfer of immediately available funds to an account designated in writing to the Company not less than two business days prior to the Closing Date, a $500,000 advisory fee for services rendered in connection with the Osborn Acquisition;

                (iv) The Company shall pay, by wire transfer of immediately available funds to an account or accounts designed in writing to the Company not less than two business days prior to the Closing Date, the Transaction Expenses (as hereinafter defined) incurred by the Purchasers, as contemplated by and in accordance with Section 9.02; and

                (v) The parties hereto shall execute and/or deliver or cause to be executed and/or delivered each of the other documents, instruments, certificates, agreements and opinions contemplated by Sections 5.02 and
      5.03 hereof.

           (c) All amounts received by the Company in respect of the issuance and sale of the Initial Securities pursuant to this Agreement shall be used solely to pay the purchase price for the Osborn Acquisition and/or to pay fees and expenses incurred in connection with the Osborn Acquisition and the transactions contemplated by this Agreement.


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

           Except as set forth in the disclosure schedule delivered by the Company to the Purchaser Representative prior to the execution and delivery of this Agreement (the "Disclosure Schedule"), and, in each case, making specific reference to the particular section of this Article II to which such exception is being taken, the Company represents and warrants to each Purchaser as follows:

           SECTION 2.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws (as hereinafter defined) of the State of Missouri. The Company has all requisite corporate power and corporate authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). "Material Adverse Effect" means any change, event, condition, circumstance or effect (or aggregation of changes, events, conditions, circumstances and effects) that is or could reasonably be expected to be materially adverse to the business, assets, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, other than any change, event, condition, circumstance or effect (i) relating to the economy or securities markets generally, (ii) relating to the industries in which the Company and its Subsidiaries operate and not specifically relating to or disproportionately affecting (relative to other industry participants) the Company and its Subsidiaries or (iii) resulting from the execution of, the announcement of, or the performance of this Agreement, or any change in the value of the Series B-1 Preferred Shares, Series B-2

Preferred Shares, Series A Notes or Company Common Stock (as hereinafter defined) resulting from such execution, announcement, or performance (but not including effects which were known to the Company on the date hereof and not disclosed to the Purchasers in violation of the representations and warranties contained in this Agreement). The Company has previously made available to the Purchaser Representative or the Purchasers' counsel complete and accurate copies of the minute books and the Articles of Incorporation and By-Laws of the Company, each as in effect on the date hereof. The Company is not in default in the performance, observance or fulfillment of any provision of its organizational documents.

           SECTION 2.02. Investments and Commitments; Subsidiaries. (a) Except for the outstanding capital stock of its Subsidiaries, the Company does not own, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other corporation or (ii) any participating interest in the revenues or profits of any corporation, partnership, limited liability company, joint venture or other business enterprise. Except in connection with the Osborn Acquisition, the Company is not subject to any obligation to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or other business enterprise that is not a wholly-owned Subsidiary of the Company. For purposes of this Agreement, with respect to the Company, the term "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other business enterprise of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company and/or one or more other Subsidiaries of the Company.

           (b) A complete and accurate list of each Subsidiary of the Company is set forth on Exhibit 21 to the Annual Report of the Company on Form 10-K for the year ended December 31, 2000 (as amended by Amendment No. 1 thereto, the "Annual Report"). Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has previously made available to the Purchaser Representative or the Purchasers' counsel complete and accurate copies of the minute books, stock ledgers, charter documents and By-Laws of each of its Subsidiaries, each as in effect on the date hereof. No such Subsidiary is in default in the performance, observance or fulfillment of any provision of such organizational documents. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable and are owned by the Company or by a wholly-owned Subsidiary of the Company, free and clear of any liens, charges, pledges, security interests, mortgages, encumbrances or adverse claims ("Liens"), and there are no proxies outstanding or restrictions on voting with respect to any such shares.

           SECTION 2.03. Capitalization. (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $0.01 per share ("Company Common Stock"), and 3,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"), of which, as of the Closing Date (after the filing of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation), 300,000, 45,000, and 30,000 shares will have been designated as Series A Preferred Stock, Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock, respectively. As of the date hereof, 10,788,310 shares of Company Common Stock are issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable. There are 2,271,710 shares of Company Common Stock held in the Company's treasury. As of the date hereof and as of the Closing Date (prior to the issuance, sale and delivery of the Initial Securities), there are and will be no shares of Company Preferred Stock issued or outstanding or held in the Company's treasury.

           (b) Except for (i) rights issued pursuant to and in accordance with the Rights Plan (as hereinafter defined), (ii) rights under this Agreement and the Ancillary Agreements (as hereinafter defined), (iii) warrants that have been included as exhibits to the Annual Report and (iv) options (the "Company Stock Options") to purchase shares of Company Common Stock granted pursuant to the Company's 1987 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan, or 2001 Long-Term Incentive Plan, no subscription, warrant, option or other right (contingent or other) to purchase or acquire, or any securities convertible into or exchangeable for, any shares of any class of capital stock of the Company or any Subsidiary of the Company, or any stock appreciation or phantom stock right or similar arrangement, is authorized or outstanding and there is not any commitment of the Company or any Subsidiary of the Company to issue, or register under the Securities Act of 1933 (the "Securities Act"), any shares, warrants, options or other such rights or any securities convertible into or exchangeable for capital stock or to distribute to holders of any class of capital stock any evidences of indebtedness or assets. Neither the Company nor any Subsidiary of the Company has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

           SECTION 2.04. Corporate Power and Authority; Authorization of Agreements; Non-Contravention. (a) The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Warrant Agreement, the Registration Rights Agreement (as hereinafter defined), the Rights Plan Amendment (as hereinafter defined), each Series A Note, each Warrant Certificate, and each other instrument, certificate, agreement and document to be executed and delivered by the Company at the Closing (such other instruments, certificates, agreements and documents, together with the Warrant Agreement, the Registration Rights Agreement, the Rights Plan Amendment, the Series A Notes, and the Warrant Certificates, collectively, the "Ancillary Agreements") and to perform its respective obligations hereunder and thereunder.

           (b) The execution and delivery of this Agreement and each Ancillary Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder, including, the issuance, sale and delivery by the Company of the Initial Securities and the issuance and delivery by the Company of the shares of Company Common Stock or Series B-1 Preferred Shares, as applicable, issuable upon conversion or exercise of the Series B-1 Preferred Shares (including the shares underlying the Series B-2 Preferred Shares that would be issued if Company Shareholder Approval is obtained), the Series B-2 Preferred Shares and the Initial Warrants (the "Conversion Shares"), were approved by the Board of Directors of the Company at a meeting duly called and held on August 24, 2001 (the "Board Meeting"), and no other corporate proceedings on the part of the Company (including approval of its shareholders) are necessary to authorize this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (except to the extent that such transactions are expressly made subject to Company Shareholder Approval in this Agreement or in the Ancillary Agreements).

           (c) The execution and delivery of this Agreement and each Ancillary Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby, including, the issuance, sale and delivery of the Initial Securities and the issuance and delivery of the Conversion Shares (including the shares that would be issued upon obtaining Company Shareholder Approval, subject, in the case of those transactions that have been expressly made subject to Company Shareholder Approval in this Agreement or in the Ancillary Agreements, to the Company obtaining such Company Shareholder Approval), will not, (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company; (ii) violate or conflict with any foreign or domestic statute, law, doctrine, directive or guideline (whether or not having the force of law), ordinance, rule or regulation (each a "Law") or order, writ, judgment, decree, consent decree, injunction, award, settlement agreement, stipulation, ruling or subpoena (each an "Order") of any Governmental Body (as hereinafter defined) applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets; or (iii) result (with or without the giving of notice or the lapse of time or both) in any violation of or default under or loss of, or decrease (to the Company or to any Subsidiary of the Company) or increase (to any third party) in, any benefit under, or permit the acceleration, other modification or termination of any obligation under, any Material Permit (as hereinafter defined) or Material Contract (as hereinafter defined); or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien (as hereinafter defined) upon any of the material properties or assets of the Company or any Subsidiary of the Company, other than, in the cases of clauses (iii) and (iv) above, as set forth in Item 2.04(c) of the Disclosure Schedule.

           (d) The issuance, sale and delivery of the Initial Securities is not subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person. Upon the filing of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation, the Series B-1 Preferred Shares (including those which are Conversion Shares) and the Series B-2 Preferred Shares will have been duly authorized by the Company, and, the Series B-1 Preferred Shares (including those which are Conversion Shares) and the Series B-2 Preferred Shares, when issued in accordance with the provisions of this Agreement or the Series B-2 Preferred Certificate of Designation, as applicable, will be validly issued, fully paid and nonassessable.

           (e) The Conversion Shares have been duly authorized by the Company and, when issued in accordance with the provisions of the Series B-1 Preferred Certificate of Designation, the Series B-2 Preferred Certificate of Designation or the Initial Warrants, as the case may be, the Conversion Shares will be validly issued, fully paid and nonassessable shares of Company Common Stock or Series B-1 Preferred Shares, as the case may be. The issuance and delivery of the Conversion Shares is not now, and upon conversion or exercise of the Series B-1 Preferred Shares (including those which are Conversion Shares), the Series B-2 Preferred Shares and/or the Initial Warrants will not be, subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person.

           (f) None of (A) the issuance, sale and delivery of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares pursuant to Section 6.04,
(B) the issuance, sale and delivery of the Series B Notes and the Additional Warrants pursuant to Section 6.05 or (C) the issuance and delivery of Series C-1 Preferred Shares upon conversion of any Series C-2 Preferred Shares issued pursuant to Section 6.04, are, or will be, subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person.

           SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each of the Ancillary Agreements, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors rights generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (c) the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

          SECTION 2.06. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no consent, approval, Order or authorization of, or registration, declaration or filing with, or other action by, any Governmental Body is required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance by the Company of its obligations hereunder and thereunder, including, the issuance, sale and delivery of the Initial Securities and the issuance and delivery of the Conversion Shares, except (i) for the filing of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation with the Secretary of State of the State of Missouri, (ii) filings pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and (iii) filings of notices of sale under applicable federal and state securities laws.

           SECTION 2.07. SEC Filings. The Company has timely filed all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1998, including
(i) the Annual Report, (ii) the Quarterly Reports of the Company on Form 10-Q for the three months ended March 31, 2001 and the three months ended June 30, 2001 and (iii) the Proxy Statement on Schedule 14A relating to the Company's 2001 annual meeting of stockholders (collectively, the "Company SEC Filings"). The Company SEC Filings, including, all financial statements and schedules included therein, (i) were prepared in compliance with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a subsequent filing, on the date of that subsequent filing) and, in the case of any registration statement, at the time of effectiveness, and in the case of any proxy statement, at the time of mailing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of the Company is required to file any forms, reports, schedules, statements or other documents with the SEC.

          SECTION 2.08. Financial Statements. The consolidated financial statements of the Company included in the Company SEC Filings have been prepared in accordance with United States generally accepted accounting principles consistently applied and consistent with prior periods ("GAAP") and the published rules and regulations of the SEC applicable thereto, except, in the case of unaudited interim consolidated financial statements, as permitted by Form 10-Q adopted under the Exchange Act. The consolidated balance sheets of the Company included in the Company SEC Filings fairly present the financial position of the Company and its Subsidiaries as of their respective dates, and the related consolidated statements of operations, stockholders' equity and cash flows included in the Company SEC Filings fairly present the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. Except for (A) liabilities or obligations that are accrued or reserved against in the Company's balance sheet as of June 30, 2001 (the "Balance Sheet Date") included in its Quarterly Report on Form 10-Q for the three months then ended, (B) contingent liabilities to the extent identified in the notes to the Company's financial statements contained in the Annual Report (as qualified by any subsequent inclusion of a liability, reserve or expense in the balance sheet as of June 30, 2001 included in its Quarterly Report on Form 10-Q for the three months then ended), (C) liabilities and obligations incurred subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice and (D) obligations otherwise incurred in the ordinary course of business and consistent with past practice which are not required to be disclosed in accordance with GAAP, none of the Company or any of its Subsidiaries has any material liabilities or obligations (whether fixed, absolute, accrued, contingent, secured or unsecured, known or unknown or otherwise).

           SECTION 2.09. Absence of Certain Changes or Events. Except for the Osborn Acquisition and except as set forth in Item 2.09 of the Disclosure Schedule, since the Balance Sheet Date (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) neither the Company nor any Subsidiary of the Company has taken any of the actions described in Section 4.01, assuming that Section 4.01 had applied to the period since the Balance Sheet Date, or
(iii) no event has occurred which could reasonably be expected to have a Material Adverse Effect.

           SECTION 2.10. Actions Pending. Except (i) as set forth in Item 2.10 of the Disclosure Schedule or (ii) as disclosed in the Company SEC Filings made prior to the date hereof, there is no action, suit, hearing, investigation, proceeding or claim pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective properties or assets, by or before any court, arbitrator, arbitration board, tribunal or other judicial body or authority or administrative, governmental, quasi-governmental or regulatory body, authority or agency or securities exchange or association, including, the Nasdaq Stock Market ("Governmental Body"). None of the actions, suits, investigations, proceedings or claims set forth in Item 2.10 of the Disclosure Schedule, when taken together with all other similar actions, whether or not any or all of such actions are adversely determined, could reasonably be expected to have a Material Adverse Effect.

           SECTION 2.11. Compliance with Law; Material Permits. Neither the Company nor any Subsidiary thereof is in default under or in violation of any Order to which the Company or any such Subsidiary or any of their respective properties or assets is or was subject or in violation, in any material respect, of any Laws to which the Company or any such Subsidiary is or was subject. The Company and its Subsidiaries possess all permits, authorizations, approvals, registrations, variances and licenses that are necessary for the Company and its Subsidiaries to own, use and maintain their material properties and assets used in or required for the conduct of the business of the Company and its Subsidiaries ("Material Permits"). Each Material Permit is in full force and effect, and no proceeding is pending or, to the knowledge of the Company, threatened, to suspend, revoke, limit or otherwise materially modify any Material Permit, and no actions have been taken or, to the knowledge of the Company, threatened, by any Governmental Body, in connection with the expiration or renewal of any Material Permit.

           SECTION 2.12. Title to and Condition of Properties. (a) The Company and its Subsidiaries have good and valid title to all their material assets and properties, in each case free and clear of all Liens other than Liens permitted by Section 6.09(c)(A)-(F) hereof and (i) liens for taxes not yet due and payable, (ii) landlords' liens on fixtures and movable property located on premises leased by the Company or a Subsidiary in the ordinary course of business, (iii) purchase money security interests in real property or equipment hereafter acquired by the Company in the ordinary course of business, (iv) workman's, materialman's, warehouseman's and similar Liens arising by Law for obligations not yet delinquent, (v) zoning and planning restrictions, easements, permits and other restrictions or limitations affecting the use of such properties that do not materially detract from the value or materially impair the use of such properties, and (vi) minor imperfections of title, if any, not material in amount and not materially detracting from the value or materially impairing the use of the property subject thereto or materially impairing the operations or proposed operations of the Company and its Subsidiaries (the Liens described in clauses (i) and (vi) above being referred to herein as "Permitted Liens").

           (b) The assets, properties, contracts and rights of the Company and its Subsidiaries include all of the assets, properties, contracts and rights reasonably necessary for the conduct of the businesses of the Company and its Subsidiaries as now conducted. The Company and each of its Subsidiaries have maintained all of their material tangible assets in good and normal operating condition, ordinary wear and tear excepted, and all such material tangible assets are, in all material respects, adequate and suitable for the purposes for which they are presently used.

           SECTION 2.13. Real Property. Except as disclosed in the Company SEC Filings made prior to the date hereof, neither the Company nor any of its Subsidiaries owns any real property. The Company and its Subsidiaries (i) have good and marketable title to all real property owned by them and (ii) a valid and enforceable leasehold interest in all of the material real property leased by them (the "Leased Properties"), in each case, free and clear of all Liens except for Permitted Liens. Each lease or other agreement relating to the Leased Properties is a valid and subsisting agreement, without any material default of the Company or any Subsidiary of the Company thereunder and, to the knowledge of the Company, without any material default thereunder of the other party or parties thereto.

           SECTION 2.14. Contracts. Except for the contracts, licenses, leases, instruments and other commitments and agreements included as exhibits to or incorporated by reference as exhibits to the Annual Report or any other Company SEC Filing made subsequent to the filing of the Annual Report and prior to the date hereof ("Publicly-Available Contracts"), Item 2.14 of the Disclosure Schedule sets forth a complete and accurate listing of the following contracts, licenses, leases, instruments and other commitments and agreements (together with the Publicly-Available Contracts, the "Material Contracts"): (i) all contracts, instruments and other commitments and agreements relating to the borrowing of money, the granting of Liens or the extension of credit by or to the Company and/or its Subsidiaries, (ii) all employment, severance and other agreements with the officers and directors of the Company and its Subsidiaries,
(iii) all agreements between the Company and/or any Subsidiary of the Company, on the one hand, and any Material Customer, on the other hand, (iv) all joint venture agreements or other agreements providing for the sharing of revenues or payment of royalties by or to the Company and/or its Subsidiaries, (v) all agreements prohibiting, partially restricting, or otherwise limiting the ability of the Company and/or its Subsidiaries to conduct any business anywhere in the world, (vi) all agreements (other than the Osborn Acquisition Documents (as hereinafter defined)) relating to the acquisition or sale by the Company or any Subsidiary thereof of any company, business, division or other enterprise, whether in the form of stock purchase, asset acquisition, or otherwise and whether or not such acquisition or disposition was completed, (vii) all customer contracts involving the receipt by the Company and/or any of its Subsidiaries of more than $1,000,000 in any single year and all other contracts, licenses, leases, instruments and other commitments and agreements involving the payment or receipt by the Company and/or any of its Subsidiaries of more than $500,000 in any single year or $2,500,000 or more in the aggregate and (viii) all agreements to which the Company or any of its Subsidiaries is a party requiring the consent of any third party thereto to the consummation of the transactions contemplated hereby or by the Osborn Acquisition Agreement or having provisions which will be accelerated or otherwise affected by the consummation of such transactions. Each Material Contract is a valid and subsisting agreement, without any material default thereunder (with or without notice or the passage of time or both) of the Company or any Subsidiary thereof and, to the knowledge of the Company, without any material default (with or without notice or the passage of time or both) thereunder of the other party or parties thereto. The Company has not received notice of any cancellation or termination of, or of any threat to cancel or terminate, any Material Contract.

           SECTION 2.15. Intellectual Property; Software. (a) The Company and its Subsidiaries own or have adequate right to use all of the patents, trademarks and trade names, trademark and trade name registrations, servicemarks, servicemark registrations and copyrights that are reasonably necessary to the conduct of their business. To the knowledge of the Company, (i) the Company and its Subsidiaries conduct their businesses without infringement or violation of any intellectual property rights of third parties, (ii) no third party is claiming that the conduct of the business of the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates the intellectual property rights of such third party and (iii) no person is challenging, infringing, misappropriating or otherwise violating any intellectual property rights of the Company or any of its Subsidiaries.

           (b) To the knowledge of the Company, (i) the Company or a Subsidiary thereof either owns or has a valid license covering each copy of software used by the Company and its Subsidiaries, (ii) the use by the Company and its Subsidiaries of the software licensed by them from third parties complies in all material respects with the terms and conditions of such software licenses and
(iii) no use of any software by the Company or any of its Subsidiaries infringes upon or violates any intellectual property or contract right of any third party.

         SECTION 2.16. Tax Matters. (a) Except as disclosed in Item 2.16 of the Disclosure Schedule or in the Company SEC Filings made prior to the date hereof, the Company and its Subsidiaries have (i) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by them in respect of any Taxes (as hereinafter defined), all of which Returns were correct as filed (or as subsequently amended) and correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries as well as any Taxes required to be paid or collected by the Company and its Subsidiaries, (ii) timely paid or withheld all Taxes that are due and payable with respect to the Returns referred to in clause (i) (other than Taxes that are being contested in good faith by appropriate proceedings and are adequately reserved for in the Company's most recent consolidated financial statements included in the Company SEC Filings made prior to the date hereof), (iii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries and (iv) complied with all applicable Laws relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper Taxing Authorities (as hereinafter defined) when due all amounts required to be so withheld and paid over.

           (b) For purposes of this Agreement, "Taxes" shall mean (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) ("Taxing Authorities"), (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability with respect to the payment of any amounts described in (i) as a result of any express or implied obligation to indemnify any other person.

           (c) Except as disclosed in Item 2.16 of the Disclosure Schedule or in the Company SEC Filings made prior to the date hereof, no Returns of the Company or any of its Subsidiaries have been examined by any Taxing Authority.

           (d) Except as disclosed in Item 2.16 of the Disclosure Schedule or in the Company SEC Filings made prior to the date hereof, (i) no extensions of time have been granted to the Company or any of its Subsidiaries to file any Return,
(ii) no deficiency or adjustment for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and there have never been any, and no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are currently in progress or pending against the Company or any of its Subsidiaries with respect to any Taxes owed by the Company or any of its Subsidiaries, and (iii) no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes owed by the Company or any of its Subsidiaries, has been executed by the Company or any of its Subsidiaries or on behalf of the Company or any of its Subsidiaries, nor are any requests for such waivers or consents pending.

           SECTION 2.17. Employee Benefit Plans. (a) As used herein, "Employee Plan" means any "employee benefit plan" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any Subsidiary of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

           (b) On or prior to the date hereof, the Company has delivered to the Purchaser Representative or its counsel accurate and complete copies of each of the following with respect to each of the Employee Plans, all to the extent applicable: (i) all plan documents and all amendments thereto, (ii) summary plan descriptions and summaries of modifications, (iii) trust documents, insurance contracts and other funding instruments, (iv) the two most recently prepared financial statements and actuarial reports, (v) the two most recent annual reports and (vi) determination letters received from the Internal Revenue Service.

         (c) Except as disclosed in Item 2.17 of the Disclosure Letter: (i) each of the Employee Plans sponsored by the Company or any Subsidiary of the Company that is qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such Employee Plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Employee Plan; (ii) each Employee Plan has been operated and administered in accordance with its terms and is in compliance with ERISA, the Internal Revenue Code of 1986 (the "Code") and all other applicable Laws; (iii) all contributions due and payable in respect of any Employee Plan have been made in full and in proper form, or adequate accruals have been provided for in the most recent financial statements included in the Company SEC Filings made prior to the date hereof for such amounts; (iv) neither the Company nor any Subsidiary of the Company, nor to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction which could subject the Company or any Subsidiary of the Company to any tax or penalty imposed under Sections 4975 of the Code or Section 502 (i), (j) or (l) of ERISA; (v) each Employee Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred; (vi) neither the Company nor any Subsidiary of the Company is or ever has been obligated to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA, a "multiple employer plan" (within the meaning of Section 413 of the Code, or a defined benefit plan (within the meaning of Section 3(35) of ERISA;
(vii) with respect to any Employee Plan, there has not been any act or omission by the Company or any Subsidiary of the Company that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company or any Subsidiary of the Company could be liable; (viii) no claims, actions, suits or proceedings (other than routine benefit claims) are pending or, to the knowledge of the Company, threatened against or relating to any Employee Plan, or any fiduciary thereof, and to the knowledge of the Company, there is no basis for any such claim, action, suit or proceeding; (ix) the Company has timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Employee Plan into the appropriate trusts or accounts; (x) each Employee Plan that allows loans to plan participants has been operated in accordance with its terms, the plan's written loan policy and all applicable laws; (xi) no individual who has been classified by the Company as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against the Company for eligibility to participate in any Employee Plan, if such individual is later reclassified as an employee of the Company and (xii) no benefit payable or which may become payable by the Company pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

           SECTION 2.18. Customers. Except as set forth in Item 2.18 of the Disclosure Schedule or as disclosed in the Company SEC Filings made prior to the date hereof, since January 1, 2000, neither the Company nor any Subsidiary of the Company has lost, and the Company has not been notified that either the Company or any of its Subsidiaries will lose or suffer material diminution in any relationship with any customer that was one of the Company's and its Subsidiaries' largest 25 customers (determined on the basis of revenues) for the twelve months ended June 30, 2001 ("Material Customers").

           SECTION 2.19. Labor Matters. Neither the Company nor any of its Subsidiaries is or has been a party to any collective bargaining or union agreement, and no such agreement is or has been applicable to any of their employees. There are no labor union grievances or unfair labor practice or labor arbitration proceedings pending, or, to the knowledge of the Company, threatened against the Company or any Subsidiary thereof. There are no labor unions or other organizations representing or purporting to represent any employees of the Company or any of its Subsidiaries and there are not any organizational efforts being made or, to the knowledge of the Company, threatened involving any of such employees. There are no material controversies between the Company or any of its Subsidiaries, on the one hand, and any of their respective employees, leased employees or independent contractors, on the other hand, and (ii) the Company and its Subsidiaries have complied in all material respects with all Laws relating to the hiring and retention of employees, leased employees and independent contractors including those relating to wages, hours, equal opportunity, collective bargaining and the withholding and payment of social security and other taxes.

         SECTION 2.20. Environmental Matters. The Company and each Subsidiary of the Company conducts its business in material compliance with all applicable environmental Laws, and neither the Company nor any Subsidiary thereof has received notice of any claim, action, suit, proceeding, hearing or investigation based upon or related to the manufacture, pro-cessing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (each, an "Environmental Event") by or on behalf of the Company or any Subsidiary of the Company. To the knowledge of the Company, no notice of any Environmental Event was given to any person or entity that occupied any of the premises occupied or used by the Company or any Subsidiary thereof prior to the date such premises were so occupied by the Company or such Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary of the Company or, to the knowledge of the Company, any agent thereof, has disposed of or placed on or in any real property, any waste materials or hazardous substances in violation of any environmental Law.

           SECTION 2.21. Insurance Coverage. The insurance coverage maintained by the Company and its Subsidiaries is customary and adequate for corporations of similar size engaged in the same business as the Company and its Subsidiaries. The Company and its Subsidiaries have paid all premiums due under all insurance policies maintained by them. All such insurance policies are in full force and effect and no notice of termination or cancellation or denial of coverage has been received in respect thereof.

           SECTION 2.22. Offering of the Securities. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Initial Securities) which would subject the offering, issuance or sale of the Initial Securities to the Purchasers pursuant to this Agreement to the registration provisions of the Securities Act.

           SECTION 2.23. Related-Party Transactions. Except as disclosed in the Company SEC Filings made prior to the date hereof, there are no existing arrangements or proposed transactions between the Company or any Subsidiary thereof, on the one hand, and any other person or entity (each a "Related Party") on the other hand, that the Company would be required to disclose pursuant to Item 404 of Regulation S-K of the SEC if a proxy statement of the Company were required to be filed on or as of the date hereof.

           SECTION 2.24. Proxy Statement. The Proxy Statement (as hereinafter defined) will not at the time of mailing thereof or at the time of the Company Shareholder Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation is being made by the Company with respect to statements made therein based solely on information supplied by the Purchasers and their representatives for inclusion in the Proxy Statement. The Proxy Statement will comply as to form with the applicable provisions of the Exchange Act.

           SECTION 2.25. Anti-Takeover Statutes and Certain Charter Provisions; Rights Plan. The approval of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby by the Board of Directors of the Company at the Board Meeting is sufficient to render inapplicable to (A) the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities, and any securities issuable upon conversion or exercise of the Additional Securities, and the Purchaser's ownership and voting of such securities, the provisions of Section 351.459 of the General and Business Corporation Law of the State of Missouri (the "Missouri Code") and (B) the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities, and any securities issuable upon conversion or exercise of the Additional Securities, the provisions of Article X of the Articles of Incorporation of the Company. Upon the adoption and effectiveness of the Rights Plan Amendment, the provisions of the Rights Agreement dated as of February 11, 2000 between the Company and American Stock Transfer & Trust Company (the "Rights Plan") will be rendered inapplicable to the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities to the Purchasers, and any securities issuable upon conversion or exercise of the Additional Securities. Section 351.407 of the Missouri Code is not applicable to the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities, and any securities issuable upon conversion or exercise of the Additional Securities and the Purchasers' ownership and voting of such securities.

           SECTION 2.26. Osborn Acquisition Agreement. All representations and warranties made by the Company in or pursuant to the Osborn Acquisition Agreement are true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of the closing date of the Osborn Acquisition.

           SECTION 2.27. Completeness of Disclosure. No representation, warranty or statement by the Company in this Agreement or in any Ancillary Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein, in light of the circumstances in which they were made, not misleading.

           SECTION 2.28. Brokers. All negotiations relative to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on by the Company directly with the Purchasers, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person for a finder's fee, advisory fee, investment banking fee, brokerage commission or similar payment.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

           Each Purchaser, severally and not jointly, represents and warrants to the Company as follows, except that WCAS shall be jointly and severally liable with each other Purchaser with respect to the representations and warranties of each such Purchaser:

           SECTION 3.01. Organization and Authority. WCAS is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Purchasers has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform such Purchaser's respective obligations hereunder the thereunder.

           SECTION 3.02. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Ancillary Agreements to which such Purchaser is a party have been duly authorized by all requisite action on the part of such Purchaser and will not violate any provision of Law or any Order applicable to such Purchaser, the charter, limited partnership agreement or other governing documents of such Purchaser, if any, or any provision of any material indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument.

           SECTION 3.03. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and the discretion of the court before which a proceeding therefor may be brought. Each of the Ancillary Agreements to which such Purchaser is a party, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and the discretion of the court before which a proceeding therefor may be brought and (c) the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

           SECTION 3.04. Investment Representations. (a) Such Purchaser is acquiring the Initial Securities being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.

           (b) Such Purchaser understands that such Purchaser must bear the economic risk of such Purchaser's investment for an indefinite period of time, because the Initial Securities are not and, when issued, the Conversion Shares will not be registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act to permit resale of the Initial Securities or the Conversion Shares.

           (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of the investment in the Initial Securities being purchased hereunder for an indefinite period of time. Such Purchaser further acknowledges that such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the purchase and sale of the Initial Securities and to obtain additional information necessary to verify such information to the extent that the Company can acquire it without unreasonable effort or expense.

           (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Initial Securities. Such Purchaser further represents that such Purchaser, is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to its purchase of the Initial Securities, and that any such Purchaser that is a limited partnership or other entity has not been formed solely for the purpose of purchasing the Initial Securities.

           SECTION 3.05. Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Governmental Body is or will be necessary by such Purchaser for the valid execution, delivery and performance by such Purchaser of this Agreement.

           SECTION 3.06. Information Supplied. None of the written information supplied by any Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will at the time of filing or mailing thereof or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           SECTION 3.07. Ownership of Capital Stock of the Company. The Purchasers do not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) any securities of the Company. No Purchaser shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any security of the Company prior to the Closing. For purposes of this
Section 3.07 only, neither the execution, delivery or performance of this Agreement nor the execution, delivery or performance of the Voting Agreement (as hereinafter defined) shall be deemed to give rise to any beneficial ownership of securities by the Purchasers.


                                   ARTICLE IV.

                            COVENANTS OF THE PARTIES
                               PENDING THE CLOSING

           SECTION 4.01. Conduct of the Company's Business. Except as otherwise agreed to in writing by the Purchaser Representative on behalf of the Purchasers subsequent to the date hereof, or as otherwise set forth in Item 4.01 of the Disclosure Schedule or as expressly contemplated hereby, at all times between the date hereof and the Closing Date, the Company shall, and shall cause each of its Subsidiaries to:

           (a) operate its business only in the usual, regular and ordinary manner and on a basis consistent with past practice, and use its commercially reasonable efforts to preserve its current business organization, keep available the services of its officers and employees and preserve its present relationships with its customers and suppliers and all other persons with which it has material business dealings;

           (b) maintain its material assets and properties in good repair, order and condition, reasonable wear and tear excepted;

           (c) maintain its books of account and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and use its commercially reasonable efforts to comply in all material respects with all Laws applicable to it and perform all of its material contractual obligations without default;

           (d) not amend its Articles or Certificate of Incorporation or By-Laws;

           (e)  not change the character of its business in any manner;

           (f) not incur any material obligation, debt or liability of any kind or nature whatsoever (whether fixed, absolute, accrued, contingent, secured or unsecured, known or unknown or otherwise, and whether due or to become due), except in the ordinary course of business and consistent with past practice;

           (g) not discharge or satisfy any material Lien or pay any material obligation, debt or liability of any kind or nature whatsoever (whether fixed, absolute, accrued, contingent, secured or unsecured, known or unknown or otherwise, and whether due or to become due), other than payments of obligations, debts or liabilities in the ordinary course of business and consistent with past practice;

           (h) not mortgage, pledge or subject to any Lien (other than Permitted Liens) any of its material assets or properties;

           (i) not transfer, lease or otherwise dispose of any of its material assets or properties except for fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquire any material assets or properties;

           (j) other than distributions by wholly-owned Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries of the Company, not declare, set aside or pay any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its capital stock or split, combine, reclassify or otherwise similarly change its capital stock or authorize the creation or issuance of, or, other than in connection with the issuance or exercise of Company Stock Options, issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable therefor, or give any person any right to acquire any of its capital stock;

           (k) not make any loan or investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any other partnership, corporation or other entity;

           (l) not cancel or compromise any material debt or claim, except in the ordinary course of business and consistent with past practice;

           (m) not waive or release any rights of material value or surrender or cause to be revoked or otherwise terminated any Material Permit;

           (n) not transfer or grant any material rights under or with respect to any material intellectual property, or permit any license, permit or other form of authorization relating to any material intellectual property to lapse;

         (o) not make or grant any wage, salary or benefit increase or bonus payment applicable to any group or classification of employees generally, enter into or amend in any material respect the terms of any employment contract with, or make any material loan to, or grant any severance benefits to, or enter into or amend in any material respect the terms of any material transaction of any other nature with, any officer, director, employee or Related Party;

           (p) not enter into any contract, agreement, license or lease which involves payments by the Company or any of its Subsidiaries in excess of $200,000 per annum or $750,000 in the aggregate;

           (q) not enter into any other transaction, contract or commitment, except in the ordinary course of business and consistent with past practice;

           (r) not take any action, enter into any transaction or make any agreement or commitment, or knowingly permit any event to occur, which would result in (A) any of the representations or warranties of the Company contained in Article II of this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such action, transaction or event or on the Closing Date or (B) any of the conditions precedent set forth in Article V not being satisfied at Closing; or

           (s) not agree to take or enter into any agreement or commitment to take any of the actions prohibited by clauses (a)-(r) of this Section 4.01.

           SECTION 4.02. (a) Access to Information Concerning the Company and its Subsidiaries. Between the date of this Agreement and the Closing Date, the Company shall afford, and shall cause its Subsidiaries to afford, the representatives of the Purchasers reasonable access during normal business hours to the offices, facilities, books and records of the Company and its Subsidiaries and the opportunity to discuss the affairs of the Company and its Subsidiaries with the officers, employees, accountants, customers, suppliers and landlords of the Company and its Subsidiaries familiar therewith. Any investigation pursuant to this Section 4.02 shall be conducted in a manner that does not unreasonably interfere with the conduct of business by the Company and its Subsidiaries.

           (b) Except as required by Law, the Purchasers shall hold, and will cause their respective officers, employees, partners, representatives and agents to hold, any confidential information obtained by them in accordance with the terms and conditions of the letter agreement dated May 3, 2001 between the Company and WCAS (the "Confidentiality Agreement").

           (c) No investigation pursuant to this Section 4.02 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the transactions contemplated hereby.

         SECTION 4.03. Authorizations, Consents, Waivers and Approvals. Between the date hereof and the Closing Date, the Company shall use its commercially reasonable efforts to promptly apply for and seek to obtain and to make, and cause its Subsidiaries to promptly apply for and seek to obtain and to make, all authorizations, consents, waivers and approvals and all notices, filings and registrations required, or reasonably requested by the Purchaser Representative, in connection with the execution, delivery and performance by the Company of this Agreement, the Ancillary Agreements and the Osborn Acquisition Documents.

           SECTION 4.04. Further Assurances. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

           SECTION 4.05. Notification of Certain Matters. The Company shall give prompt notice to the Purchaser Representative of (i) the occurrence, or failure to occur, of any event that would cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to Closing Date and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder prior to the Closing. No notice pursuant to this Section 4.05 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the transactions contemplated hereby.

           SECTION 4.06. Anti-Takeover Statutes; Rights Plan Amendment. The Company shall (i) take all action necessary to ensure that no "business combination", "fair price," "control share acquisition" or other similar anti-takeover statute or regulation, including the provisions of Sections
351.407 and 351.459 of the Missouri Code, is or becomes applicable to the issuance and delivery of the Initial Securities or any Conversion Shares or any of the other transactions contemplated by this Agreement or the Ancillary Agreements (including any Series C Preferred Transaction or Series B Note Transaction) or to the ownership or voting of any of such securities (including any securities issued in any Series C Preferred Transaction or Series B Note Transaction) and (ii) if any such anti-takeover statute or similar statute or regulation becomes applicable to any of such transactions or to the ownership or voting of any of such securities, take all action necessary to ensure that each of such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Ancillary Agreements and otherwise to minimize the effect of such statute or regulation on such transactions and the ownership and voting of such securities. Prior to the Closing Date, the Company shall cause the Rights Plan Amendment to be executed and delivered by the parties thereto and become effective in accordance with its terms.

         SECTION 4.07. The Osborn Acquisition. (a) The Company shall use its commercially reasonable efforts to cause Parent, ChoicePoint and Osborn to afford the representatives of the Purchasers reasonable access during normal business hours to the offices, facilities, books and records of Osborn and its subsidiaries and the opportunity to discuss the affairs of Osborn and its subsidiaries with the officers, employees, accountants, customers, suppliers and landlords of Osborn and its subsidiaries familiar therewith.

           (b) The Company shall given prompt notice to the Purchaser Representative of the occurrence of any event (that with or without the passage of time or the giving of notice) constitutes a default or event of default of any party under the Osborn Acquisition Agreement.

           (c) Prior to the Closing, the Company shall not, without the prior written consent of the Purchaser Representative, amend, supplement or modify the terms and conditions of, or waive any of its rights or closing conditions under, the Osborn Acquisition Agreement or any other agreement or instrument entered into or to be entered into in connection with the Osborn Acquisition (together with the Osborn Acquisition Agreement, the "Osborn Acquisition Documents"). True and correct copies of the Osborn Acquisition Documents (as in effect on the date hereof) have been delivered to the Purchaser Representative and to the Purchasers' counsel.

           (d) The Company shall keep the Purchaser Representative informed of, and consult with it on a prompt and regular basis on, all matters and developments regarding the Osborn Acquisition.

           SECTION 4.08. Nasdaq Quotation. The Company shall use all commercially reasonable efforts to cause the Conversion Shares that are Company Common Stock to be authorized for quotation on the Nasdaq Stock Market, subject only to official notice of issuance thereof.

           SECTION 4.09. SEC and Other Filings. The Company shall promptly provide the Purchaser Representative and the Purchasers' counsel with copies of all filings made or to be made by the Company with the SEC or any other Governmental Body in connection with this Agreement or the Osborn Acquisition Agreement and the transactions contemplated hereby and thereby and a reasonable opportunity to comment thereon.

           SECTION 4.10. Certificates of Designation. Prior to the Closing, the Company shall cause to be filed with the Secretary of State of the State of Missouri the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation pursuant to and in accordance with the Missouri Code.


                             ARTICLE V.

                        CONDITIONS PRECEDENT

           SECTION 5.01. Conditions Precedent to the Obligations of Each Party. The obligation of each party hereto to consummate the purchase and sale of the Initial Securities at Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by the Purchaser Representative on behalf of the Purchasers, on the one hand, or the Company, on the other hand:

           (a) No Legal Prohibition. No injunction or other Order of any court or other Governmental Body of competent jurisdiction nor any Law shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. No legal action or proceeding shall have been instituted by or before any Governmental Body that seeks to restrain, prohibit, invalidate or otherwise materially affect the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

           (b) Osborn Acquisition. Simultaneously with the Closing hereunder, the Osborn Acquisition shall have been consummated in accordance with the terms of the Osborn Acquisition Documents and all applicable Laws, without the giving of any waivers by the Company (unless such waivers were approved with the written consent of the Purchaser Representative), and the Company shall have so certified to the Purchasers in writing.

           SECTION 5.02. Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to consummate the purchase and sale of the Initial Securities at Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by the Purchaser Representative on behalf of all of the Purchasers:

           (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company set forth in Article II of this Agreement that are qualified with reference to a Material Adverse Effect or otherwise qualified by reference to materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same force and effect as if made on the Closing Date (except that representations and warranties made as of a particular date shall be true and correct as of such date), and the Company shall have so certified to the Purchasers in writing.

           (b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein that are required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

           (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and the Osborn Acquisition Documents shall have been taken or obtained by the Company, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser Representative and the Purchasers' counsel.

           (d) No Material Adverse Change. There shall not have occurred since the Balance Sheet Date any event which could reasonably be expected to have a Material Adverse Effect, and the Company shall have so certified to the Purchasers in writing.

           (e) Consents and Approvals. All authorizations, consents, waivers and approvals required in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement, including, without limitation, all such authorizations, consents, waivers and approvals indicated as being so required in Item 2.04(c) and Item 2.06 of the Disclosure Schedule, shall have been duly obtained and shall be in form and substance reasonably satisfactory to the Purchaser Representative and the Purchasers' counsel.

           (f) Rights Plan Amendment. The Rights Plan shall have been amended by an amendment thereto in the form of Exhibit G hereto (the "Rights Plan Amendment") and such amendment shall be in full force and effect.

           (g) Certificates of Designation. The Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation shall have each been filed in accordance with the Articles of Incorporation of the Company and the Missouri Code.

           (h) Opinion of Counsel. The Purchasers shall have received the opinion of Morrison & Hecker LLP, counsel to the Company, dated the Closing Date and substantially in the form of Exhibit H hereto.

           (i) Registration Rights Agreement. The Company shall have executed and delivered a counterpart to the Registration Rights Agreement in the form attached as Exhibit I hereto (the "Registration Rights Agreement").

           (j) Warrant Agreement. The Company shall have executed and delivered a counterpart to the Warrant Agreement.

           (k) Voting Agreement. The Voting Agreement, dated as of the date hereof, between WCAS and the Stockholders (as defined therein) (the "Voting Agreement") shall have been executed and delivered by the parties thereto (other than WCAS) and shall be in full force and effect.

           (l) Quotation of Company Common Stock. The Conversion Shares that are Company Common Stock shall have been authorized for quotation on the Nasdaq Stock Market, subject only to official notice of issuance thereof.

           (m) Supporting Documents. The Purchaser Representative or the Purchasers' counsel shall have received copies of the following supporting documents:

           (i) (A) the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of Missouri and (B) a certificate of such Secretary of State as to the due incorporation, existence and good standing of the Company and listing all documents on file with said official;

           (ii) a certificate of the Secretary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification and (B) other than the filing of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation, that the Articles of Incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above;

           (iii) certified copies of (A) all resolutions of the Board of Directors of the Company relating to this Agreement, the Ancillary Agreements, the Osborn Acquisition Documents and the transactions contemplated hereby and thereby and (B) the Osborn Acquisition Documents; and

           (iv) such additional officer's and secretary's certificates with respect to the Company and its Subsidiaries and other supporting documents and information with respect to the operations and affairs of such entities as the Purchaser Representative or the Purchasers' counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Purchaser Representative and the Purchasers' counsel.

           SECTION 5.03. Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the purchase and sale of the Initial Securities at Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by the Company:

           (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers set forth in Article III of this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on the Closing Date, and the Purchasers shall have so certified to the Company in writing.

           (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein that are required to be performed or complied with by them prior to or on the Closing Date, and the Purchasers shall have so certified to the Company in writing.

           (c) Opinion of Counsel. The Company shall have received the opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Purchasers, dated the Closing Date and substantially in the form of Exhibit J hereto.

           (d) Registration Rights Agreement. Each Purchaser shall have executed and delivered a counterpart to the Registration Rights Agreement.


                                   ARTICLE VI.

                      POST-CLOSING COVENANTS AND AGREEMENTS

           SECTION 6.01. Legends; Reservation of Shares. (a) So long as applicable, each certificate representing Initial Securities or Conversion Shares shall contain, in addition to any legend required under the Rights Plan, the following legend:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER SECURITIES LAWS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE APPLICABLE WITH RESPECT TO SUCH DISPOSITION."

           (b) So long as any of the Initial Securities remain outstanding, the Company shall at all times keep reserved for issuance upon the conversion of the Series B-1 Preferred Shares (including on an as-converted basis (assuming Company Shareholder Approval is obtained) all outstanding Series B-2 Preferred Shares) and/or the exercise of the Initial Warrants, a sufficient number of shares of Company Common Stock to satisfy its obligations to issue Conversion Shares under the Series B-1 Preferred Certificate of Designation and the Initial Warrants. So long as any of the Series B-2 Preferred Shares remain outstanding, the Company shall at all times keep reserved for issuance upon conversion of the Series B-2 Preferred Shares, a sufficient number of Series B-1 Preferred Shares to satisfy its obligation to issue Conversion Shares under the Series B-2 Preferred Certificate of Designation.

           SECTION 6.02.  Board Composition.  (a)   Subject to the provisions
of Sections 6.02(b) and 6.02(d):

                (i) So long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) Series B-1 Preferred Shares, Series B-2 Preferred Shares and/or Conversion Shares which represent 50% or more of the shares of Company Common Stock purchased hereunder on the

      Closing Date (determined on an as-converted basis assuming conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock), the Purchaser Representative shall have the right to nominate for election on behalf of the Purchasers and such Affiliates three directors to serve on the Company's Board of Directors.

                (ii) So long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) Series B-1 Preferred Shares, Series B-2 Preferred Shares and/or Conversion Shares which represent 25% or more (but less 50%) of the shares of Company Common Stock purchased hereunder on the Closing Date (determined on an as-converted basis assuming conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock), the Purchaser Representative shall have the right to nominate for election on behalf of the Purchasers and such Affiliates two directors to serve on the Company's Board of Directors.

                (iii) So long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) Series B-1 Preferred Shares, Series B-2 Preferred Shares and/or Conversion Shares and such shares represent less than 25% (but more than 5%) of the shares of Company Common Stock purchased hereunder on the Closing Date (determined on an as-converted basis assuming conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock), the Purchaser Representative shall have the right to nominate for election on behalf of the Purchasers and such Affiliates one director to serve on the Company's Board of Directors.

                (iv) So long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) at least 5% of the shares of Company Common Stock purchased hereunder (determined on an as-converted basis assuming conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock, in addition to the right to nominate for election directors under clause
      (i), (ii) or (iii) above, as applicable (the directors so nominated, the "WCAS Directors" and the other members of the Board of Directors of the Company (other than the Jointly-Selected Director (as hereinafter defined)), the "Company Directors"), one of the members of the Board of Directors of the Company not nominated by the Purchaser Representative pursuant to clause (i), (ii) or (iii) above, as applicable, shall be a person mutually agreed upon by the Purchaser Representative and the Company Directors (the "Jointly-Selected Director" and together with the Company Directors, the "Non-WCAS Directors").

The term "Affiliate" when used herein shall have the meaning provided in Rule 501(b) promulgated under the Securities Act.

           (b) Notwithstanding anything to the contrary contained in Section 6.02(a) above, until such time as Company Shareholder Approval has been obtained, but only so long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange
Act) at least 5% of the shares of Company Common Stock purchased hereunder (determined on an as-converted basis assuming conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock, the Purchaser Representative shall have the right to nominate on behalf of the Purchasers and such Affiliates one director to serve on the Board of Directors of the Company (it being understood that (x) until Company Shareholder Approval is obtained, the provisions of this Section 6.02(b) and not the provisions of Section 6.02(a) shall govern and (y) once Company Shareholder Approval is obtained, the provisions of this Section 6.02(b) shall no longer be of any force or effect and the provisions of Section 6.02(a) shall govern).

           (c) For so long as the Purchaser Representative is entitled to nominate directors to serve on the Board of Directors of the Company on behalf of the Purchasers and their Affiliates under the provisions of Section 6.02(a) or 6.02(b), the Company shall, (i) in connection with any vote or meeting of stockholders of the Company at which directors are to be elected, nominate the nominees of the Purchaser Representative as set forth above and (ii) use its reasonable best efforts to cause their election to the Board of Directors of the Company by the holders of the Common Stock, including (A) nominating such nominee, (B) including the nominee in the Company's proxy statement, (C) recommending a vote for such nominee, (D) casting votes pursuant to proxies given to the Company in favor of such nominee and (E) taking or causing to be taken, all other actions and doing, or causing to be done, all other things necessary (in the reasonable opinion of the Purchaser Representative) to give effect to the provisions of Sections 6.02(a) or 6.02(b) above, as applicable. If the Purchaser Representative for any reason fails to nominate a person to fill any such directorship, such directorship shall remain vacant until such time as the Purchaser Representative nominates a director to fill such directorship and such directorship shall not be filled by resolution or vote of the Company's Board of Directors or the Company's other stockholders. All persons nominated to the Board of Directors of the Company by the Purchaser Representative pursuant to this Section 6.02 shall receive the same compensation and benefits (including equity-based compensation) that are provided to the other non-executive members of the Board of Directors of the Company. In addition, for so long as the provisions of this Section 6.02 remain in effect, the Company shall maintain policies of directors and officers liability insurance, with financially sound and reputable insurers, having terms that are customary for companies similarly situated.

         (d) The provisions of this Section 6.02 are intended to operate in conjunction with the provisions contained in Section 7(c) of the Series B-1 Preferred Certificate of Designation, such that, if the holders of Series B-1 Preferred Shares are entitled to elect directors pursuant to said Section 7(c), the number of directors that such holders are entitled to elect pursuant to said Section 7(c) shall reduce the number of directors to be nominated by the Purchaser Representative on behalf of the Purchasers and their Affiliates pursuant to this Section 6.02.

           (e) So long as the Purchasers and/or their Affiliates are entitled to nominate directors to the Board of Directors of the Company pursuant to Section 6.02(a) or 6.02(b) above, as applicable, (i) the Board of Directors of the Company shall at all times consist of seven directors and (ii) the Purchasers and such Affiliates shall also be entitled to proportionate representation by WCAS Directors on each committee and subcommittee of the Board of Directors of the Company (other than the audit committee to the extent prohibited by applicable Law), such committee and subcommittee representatives to be designated by the WCAS Directors. In the event the WCAS Directors are entitled to designate one or more directors to serve on a committee or subcommittee of the Board of Directors of the Company under this Section 6.02(e), the Company shall use its reasonable best efforts to cause their appointment to such committee or subcommittee.

           (f) The Purchasers agree that, from the Closing Date until the seventh anniversary of the Closing Date, such Purchasers shall (i) use their reasonable best efforts to cause the election or appointment to the Board of Directors of the Company of the persons nominated by the Company Directors to fill the positions on such Boards of Directors allocated to the Company Directors, (ii) use their reasonable best efforts to cause the Company Directors to have proportionate representation on all committees of such Boards of Directors and (iii) not directly or indirectly take any action to seek or cause the removal of any Company Director as such a director or committee member without the written consent of a majority of the Non-WCAS Directors.

         SECTION 6.03. Standstill Agreement. WCAS agrees that, from the
Closing Date until the seventh anniversary of the Closing Date, or, if earlier, until the first date upon which the Purchasers and their respective Affiliates hold fewer than 5% of the shares of Company Common Stock purchased hereunder determined on an as-converted basis assuming (i) the conversion of all Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval, (ii) the conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock, (iii) the exercise of all Initial Warrants, (iv) the conversion of all other convertible securities held by WCAS and its Affiliates (including any Series C-1 Preferred Shares or Series C-2 Preferred Shares) and (v) the exercise of all other outstanding warrants (including any Additional Warrants) held by WCAS and its Affiliates, the Purchasers will not take, or encourage or cause any other person or entity to take, any of the following actions without the prior written consent of a majority of the Non-WCAS Directors: (i) acquire, offer to acquire, or agree to acquire ownership (including without limitation beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act), by purchase or otherwise, of any Voting Securities (as hereinafter defined), assets or business of the Company or any Subsidiary, or direct or indirect rights or options to acquire any Voting Securities, assets or business of the Company or any Subsidiary (other than Voting Securities (1) in connection with transfers of Securities among the Purchasers and their Affiliates, (2) the acquisition of Series C-1 Preferred Shares, Series C-2 Preferred Shares or Additional Warrants as contemplated hereby, (3) upon the conversion of any Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares or Series C-2 Preferred Shares or upon the exercise of any Initial Warrants or Additional Warrants, (4) the acquisition of Voting Securities in connection with hedging transactions (so long as such transactions do not increase the overall holdings of Voting Securities of the Purchasers that are involved), (5) in connection with the Voting Agreement and (6) shares of Company Common Stock and/or options to purchase shares of Company Common Stock granted to individual Purchasers who are directors of the Company in connection with equity-based compensation provided to non-executive members of the Board of Directors of the Company; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the Exchange Act rules) or consents with respect to any Voting Securities of the Company or any Subsidiary or become a participant in any election contest; (iii) execute any written consent in lieu of a meeting of the holders of any class of Voting Securities that is solicited by or on behalf of any shareholder of the Company; (iv) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise); (v) make any public announcement with respect to, submit any public proposal for or public offer of, or approach any party other than the Company regarding any extraordinary transaction involving the acquisition of the Company or its securities or assets; (vi) form, join or in any way participate in or assist in the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; (vii) otherwise act, alone or in concert with others, in a manner designed or having the deliberate effect of circumventing the restrictions otherwise imposed hereunder; (viii) disclose or publicly announce any intention, plan or arrangement inconsistent with the foregoing; or (ix) finance any other persons or entities in connection with any of the activities prohibited by the foregoing clauses (i) through (viii). As used herein, "Voting Securities" means all securities of the Company ordinarily having the power to vote for the election of any director of the Company and any securities or indebtedness convertible into or exchangeable or exercisable for, directly or indirectly, any such securities.

         SECTION 6.04. Right To Purchase Series C Preferred Shares. (a) The Company agrees that, from the Closing Date until the third anniversary of the Closing Date (the "Restricted Period"), it shall not conduct any Equity Offering (as hereinafter defined) unless and until it first grants to WCAS pursuant to this Section 6.04 the right to purchase, together with its Affiliates, general partners, and other related co-investors that are reasonably acceptable to the Company (collectively, "Co-Investors"), (A) if Company Shareholder Approval has been obtained, Series C-1 Preferred Shares or (B) if Company Shareholder Approval has not yet been obtained, Series C-2 Preferred Shares, in either case, for a purchase price of $1,000 per share. This Section 6.04 shall apply to all proposed Equity Offerings during the Restricted Period; provided, that (i) WCAS and its Co-Investors shall not have the right to purchase in any single transaction pursuant to this Section 6.04 (each such transaction, a "Series C Preferred Transaction") Series C-1 Preferred Shares or Series C-2 Preferred Shares with a stated value in excess of the amount proposed to be raised by the Company pursuant to the related proposed Equity Offering and (ii) WCAS and its Co-Investors shall not have the right to purchase more than $15,000,000 in the aggregate of Series C-1 Preferred Shares and Series C-2 Preferred Shares pursuant to this Section 6.04 (measured by reference to the stated value thereof).

           (b) For purposes of this Section 6.04, "Equity Offering" shall mean any offer by the Company to sell or sale by the Company of any shares of capital stock of the Company, or any debt or equity security convertible into or exchangeable for, or carrying rights or options to purchase, capital stock of the Company, other than:

                (i) the issuance of Series A Preferred Shares of the Company, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares or the Series C-2 Preferred Shares, shares of capital stock upon conversion thereof or shares of capital stock upon exercise of the Initial Warrants or the Additional Warrants or upon the conversion or exercise of any other option, warrant or convertible security outstanding on the date hereof and disclosed in Item 6.04(b) of the Disclosure Schedule;

                (ii) the issuance of options (or Company Common Stock upon the exercise of such options) to employees, consultants, contractors, officers or directors of the Company or its Subsidiaries pursuant to any compensation plan or arrangement approved by the Board of Directors of the Company;

                (iii) the issuance of securities constituting, in the aggregate, not more than three percent of the outstanding Company Common Stock on a fully-diluted basis to banks or institutional lenders in connection with debt financings, equipment financings or similar transactions or to strategic partners in primarily non-financing transactions, in all such cases as approved by the Board of Directors of the Company;

                (iv)  the issuance of Additional Warrants pursuant to Section
      6.05;

                (v) the issuance of rights and other securities under and pursuant to the Rights Plan, and

                (vi) the issuance of shares in connection with stock splits, stock dividends or like transactions.

         (c) Prior to issuing any securities pursuant to a proposed Equity Offering, the Company shall give written notice thereof to WCAS. Such notice shall set forth the material terms and conditions of such Equity Offering and the securities to be sold in connection therewith, including the aggregate amount that the Company intends to raise in such Equity Offering. In the event that the consideration to be received by the Company for such securities is other than cash, such notice shall state the fair value of such consideration as determined in good faith by the Board of Directors of the Company. Each such notice shall constitute an offer by the

Company to sell to WCAS and its Co-Investors, for $1,000 per share, Series C-1 Preferred Shares or Series C-2 Preferred Shares, as applicable (depending on whether Company Shareholder Approval has been obtained), with an aggregate stated value equal to the lesser of (x) $15,000,000 less the aggregate amount of all Series C-1 Preferred Shares and/or Series C-2 Preferred Shares purchased in all previous Series C Preferred Transactions, if any, or (y) the amount proposed to be raised by the Company in such Equity Offering. For a period of thirty days following the giving of such notice, WCAS shall be entitled, by written notice to the Company, to elect to purchase all or any portion of such Series C-1 Preferred Shares or Series C-2 Preferred Shares, as applicable. In the event that WCAS shall not elect pursuant to this Section 6.04 to purchase any or all of the shares in connection with the Equity Offering described in such notice, the Company may issue such securities not elected to be purchased by WCAS in such amounts and on such terms and conditions without further compliance with this Section 6.04 within the sixty day period following the end of such thirty-day period. In the event that any such offer is accepted by WCAS within such thirty-day period, the Company shall sell to WCAS and its Co-Investors, and WCAS and its Co-Investors shall purchase from the Company, the Series C-1 Preferred Shares or Series C-2 Preferred Shares, as the case may be, elected to be purchased by WCAS as soon as practicable pursuant to a definitive stock purchase agreement that is customary for similar transactions and contains standard and adequate representations, warranties, covenants, conditions and indemnities which are no less favorable to WCAS and its Co-Investors than those contained in this Agreement and which are, subject to reasonable and appropriate modification, substantially similar to those contained in this Agreement (it being understood that such agreement would not contain provisions similar to those contained in Sections 6.02, 6.03, 6.04, 6.05 or 6.08 hereof).

           (d) The initial conversion price of any Series C-1 Preferred Shares issued in any Series C Preferred Transaction shall be equal to the lower of:

                (i) the product of (x) the average closing price per share of Company Common Stock for the twenty trading days immediately preceding the closing date of such Series C Preferred Transaction ("Market Price") and (y) 1.1; and

                (ii)  a conversion price determined as follows:

                     CP = [(7.5 x EBITDA) - (ND + PS)] / FDS

      As used in the above formula, the following shall have the meanings set forth below:

           CP = the initial conversion price of such Series C-1 Preferred
               Shares

           EBITDA = the consolidated net income of the Company before interest, income taxes, depreciation and amortization for the twelve months ending prior to the closing date of such Series C Preferred Transaction, adjusted for synergies related to acquisitions during such prior twelve month period in such amount, if any, as may be agreed upon by the Company and the Purchaser Representative but excluding non-recurring gains or losses to the extent agreed upon by the Company and the Purchaser Representative

           ND = all Indebtedness (as hereinafter defined) of the Company and its Subsidiaries as of the last day of the last full month preceding the closing date of such Series C Preferred Transaction (the "Reference Date") less the sum of (i) the cash and cash equivalents of the Company and its Subsidiaries as of the Reference Date and (ii) the aggregate exercise price of all stock options of the Company that are outstanding on the Reference Date and that have an exercise price less than the Market Price ("In-the-Money Options")

           PS = the aggregate liquidation preference of all shares of preferred stock of the Company outstanding on the Reference Date, excluding any shares of convertible preferred stock having a conversion price less than the Market Price ("In-the-Money Preferred Stock")

           FDS = the number of shares of Company Common Stock outstanding on the Reference Date on a fully-diluted basis giving effect to the exercise of all then outstanding In-the-Money Options and the conversion of all then outstanding In-the-Money Preferred Stock

All calculations made pursuant to this Section 6.04(d) shall be made in accordance with GAAP and certified by the Chief Executive Officer or Chief Financial Officer of the Company.

           (e) In the event that Series C-2 Preferred Shares are issued in a Series C Preferred Transaction (the "Original Transaction"), and thereafter Company Shareholder Approval is obtained, the conversion price of the Series C-1 Preferred Shares to be issued upon the automatic conversion of the Series C-2 Preferred Shares issued in such Original Transaction shall be calculated as if such Series C-1 Preferred Shares were issued on the closing date of the Original Transaction (giving effect to any adjustments that would have been made in accordance with the terms and provisions of the Series C-1 Preferred Certificate of Designation (if such Series C-1 Preferred Shares were outstanding from the closing date of the Original Transaction to the date of such conversion).

           (f) The Company agrees that, so long as any Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares and/or Series C-2 Preferred Shares remain outstanding, it will not issue any Series C-1 Preferred Shares or Series C-2 Preferred Shares to anyone other than WCAS and its Co-Investors.

           SECTION 6.05. Issuance of Series B Notes In Connection With Subsequent Acquisitions. (a) If, at any time after the date hereof and prior to the termination of this Section

6.05 as provided in Section 6.05(f) below, the Company shall identify an acquisition opportunity for the Company, the consummation of which would require the Company to obtain third-party debt financing (other than debt which by its terms is not subordinate to any other debt or obligations of the Company) (each a "Potential Acquisition"), the Company shall notify WCAS of such Potential Acquisition and the need to obtain such financing. Any such notice (each a "Potential Acquisition Notice") shall include all material information reasonably available to the Company with respect to the entity or business proposed to be acquired (the "Potential Acquisition Target") and all other material information reasonably available to the Company that is relevant to WCAS's decision whether or not to finance such acquisition. Without limiting the generality of the foregoing, each Potential Acquisition Notice shall include a description of the terms and conditions upon which the Company would expect to consummate such Potential Acquisition, the amount of such debt (in the form of Series B Notes) that the Company proposes to issue and the terms and conditions of any Other Financing (as hereinafter defined) that the Company would expect to obtain in connection with such Potential Acquisition.

           (b) As promptly as reasonably practicable after the giving of any Potential Acquisition Notice, and, in any event within ten days of the giving of such notice, appropriate representatives of the Company and WCAS shall make themselves available to discuss the status of the Potential Acquisition, the Company's strategic rationale therefor and the information provided to WCAS in connection with the Potential Acquisition Notice. As soon as practicable after the conclusion of such discussions and following the delivery to WCAS of any follow-up information reasonably requested by WCAS (and, in any event, within ten days thereof) WCAS shall provide the Company either (i) a non-binding indication of interest with respect to the sale and purchase of the Series B Notes proposed to be issued to finance the Potential Acquisition (a "Series B Note Transaction") or (ii) a notification that WCAS will not proceed with such Series B Note Transaction (a "WCAS Cessation of Interest Notice").

           (c) In connection with any Potential Acquisition and related Series B Note Transaction, the Company shall use all commercially reasonable efforts to afford the representatives of WCAS reasonable access during normal business hours to the offices, facilities, books and records of the Potential Acquisition Target and the opportunity to discuss the affairs of the Potential Acquisition Target with the officers, employees, accountants, customers, suppliers and landlords of the Company and such Potential Acquisition Target familiar therewith. In addition, the Company shall keep the WCAS informed of, and consult with it on a prompt and regular basis on, all matters and developments regarding each Potential Acquisition and the proposed financing therefor.

           (d) If, after completion of their respective due diligence investigations with respect to such Potential Acquisition, and in light of the proposed terms and conditions upon which such acquisition would be financed and consummated, (i) the Board of Directors of the Company concludes that such Potential Acquisition, the related Series B Note Transaction and any Other Financing transactions related thereto would be in the best interest of the Company and its shareholders and approves such transactions and (ii) WCAS concludes that the Series B Note

Transaction would be in its best interest and approves such transaction (the approvals described in clauses (i) and (ii) are collectively referred to herein as "Mutual Approval"), the Series B Note Transaction will be consummated as follows:

                (i) Each such Series B Note Transaction shall be consummated pursuant to the terms and conditions set forth in a definitive note purchase agreement that is customary for similar transactions and contains standard and adequate representations, warranties, covenants, conditions and indemnities which are no less favorable in the aggregate to WCAS and its Co-Investors than those contained in this Agreement and which are, subject to reasonable and appropriate modification, substantially similar to those contained in this Agreement (a "Definitive Note Purchase Agreement"); and

                (ii) In connection with the issuance of Series B Notes in any such Series B Note Transaction the Company shall also issue to WCAS and its Co-Investors an aggregate number of Additional Warrants to be determined as follows:

           (A) If the average closing price per share of Company Common Stock for the twenty trading days immediately preceding the closing date of such Series B Note Transaction is equal to or less than $35.00 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or similar transactions), then the aggregate number of Additional Warrants to be issued in such Series B Note Transaction (SBW) shall be determined as follows:

                SBW =       M x P
                       ---------------
                         $15,000,000

           (B) If the average closing price per share of Company Common Stock for the twenty trading days immediately preceding the closing date of such Series B Note Transaction exceeds $35.00 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or similar transactions), then the aggregate number of Additional Warrants to be issued in such Series B Note Transaction (SBW) shall be determined as follows:

                SBW = 0.25 x P
                      --------
                         S

      As used in the above formulas, the following shall have the meanings set forth below:

           S = the average closing price per share of Company Common Stock for the twenty trading days immediately preceding the closing date of such Series B Note Transaction

           P = the aggregate principal amount of Series B Notes to be issued in such Series B Note Transaction

           M = the number of Additional Warrants that would be issued if P was equal to $15,000,000 and S was less than or equal to $35.00 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or similar transactions), determined in accordance with the following table:

                          S                 M
                ------------------------------------
                   Less than $10.00      300,000
                   $10.01 - $15.00       275,000
                   $15.01 - $20.00       225,000
                   $20.01 - $25.00       175,000
                   $25.01 - $30.00       150,000
                   $30.01 - $35.00       100,000

                (all such figures as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or similar transactions)

           (e) WCAS hereby agrees that it shall use its commercially reasonable efforts to conduct its due diligence investigations, obtain its internal approvals and consummate any Series B Note Transactions contemplated hereby, in each case, subject to the other provisions of this Section 6.05, in accordance with any reasonable timetable proposed by the Company in connection with any Potential Acquisition.

           (f) Notwithstanding anything to the contrary contained herein, (i) the Company agrees that it shall not seek to obtain any debt financing (other than debt which by its terms is not subordinate to any other debt or obligations of the Company) for any Potential Acquisition from any person other than WCAS and its Co-Investors ("Other Financing") unless and until WCAS and its Co-Investors are offered an opportunity to finance such acquisition through the purchase of Series B Notes as provided in this Section 6.05; provided, that the aggregate principal amount of Series B Notes issued pursuant to this Section
6.05 shall not exceed $15,000,000 (i.e., the Company shall not be restricted by this Section 6.05 from obtaining Other Financing once $15,000,000 in aggregate principal amount of Series B Notes have been issued hereunder in one or more Series B Note Transactions) and (ii) the Company's ability to obtain Other Financing shall at all times remain subject to the provisions of Section 6.04.

           (g) WCAS may terminate the provisions of this Section 6.05 at any time after the date hereof by delivering to the Company a written notice of such termination. The Company may terminate the provisions of this Section 6.05 at any time after the third anniversary of the Closing Date by delivering to WCAS a written notice of such termination.

           (h) Notwithstanding anything to the contrary set forth above, nothing in this Section 6.05 shall be construed as a commitment of WCAS to provide financing for any Potential Acquisition. The parties hereto understand and agree that no agreement or agreement to agree providing for any Series B Note Transaction shall be deemed to exist between the parties as a result of this
Section 6.05 unless and until Mutual Approval has been obtained and a final Definitive Note Purchase Agreement with respect thereto shall have been executed and delivered by the parties. In addition, (i) the Company acknowledges that WCAS may deliver a WCAS Cessation of Interest Notice at any time after delivery of a Potential Acquisition Notice and prior to the execution and delivery of a Definitive Note Purchase Agreement and (ii) the Company may, at any time, without liability to WCAS hereunder (except as provided in Section 9.02 below), determine not to proceed with any Potential Acquisition.

           SECTION 6.06. Company Shareholder Approval. (a) As soon as reasonably practicable after the Closing Date, the Company shall take all action necessary in accordance with all applicable Laws and its Articles of Incorporation and By-Laws to duly call, give notice of and convene a meeting (the "Company Shareholder Meeting") of its shareholders to consider and vote upon the approval of (1) the termination of the application of the "Conversion Cap" described in
Section 4(a)(ii) of the Series B-1 Preferred Certificate of Designation, (2) the automatic conversion of the Series B-2 Preferred Shares into Series B-1 Preferred Shares pursuant to Section 4(a) of the Series B-2 Preferred Certificate of Designation, (3) the automatic conversion of any and all Series C-2 Preferred Shares into Series C-1 Preferred Shares pursuant to Section 4(a) of the Series C-2 Preferred Certificate of Designation, (4) the rights of the holders of the Series B-1 Preferred Shares to elect directors to the Board of Directors of the Company as described in paragraphs 7(c)(ii) and 7(c)(iii) of the Series B-1 Preferred Certificate of Designation and (5) an amendment to the Articles of Incorporation of the Company (the "Charter Amendment") substantially in the form of Exhibit K hereto ("Company Shareholder Approval"). The Board of Directors of the Company has approved the matters referred to in (1) through (4) above and shall approve the matters referred to in (5) above and shall recommend that the shareholders of the Company vote to approve such matters. The Company shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of Company Shareholder Approval. The date on which Company Shareholder Approval is obtained, if at all, is hereinafter referred to as the "Approval Date".

           (b) The Company shall, as promptly as practicable after the Closing Date, but in no event later than 30 days after the Closing Date, prepare and file with the SEC (after giving the Purchaser Representative and the Purchasers' counsel the opportunity to review and comment thereon) a proxy statement to be used in connection with the Company Shareholder Meeting (such proxy statement, together with the form of proxy included therein and any amendments thereof or supplements thereto, in the form mailed to the Company's shareholders, is herein referred to as, the "Proxy Statement"). The Company will use all commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date and shall use all commercially reasonable efforts to hold the Company Shareholder Meeting as soon as practicable after the Closing Date.

            (c) The Company shall notify the Purchaser Representative of the receipt of any comments of the staff of the SEC and of any requests by the staff for amendments or supplements to the Proxy Statement, or for additional information, and shall promptly supply the Purchaser Representative with copies of all correspondence between the Company or its representatives and the staff of the SEC with respect thereto. If, at any time prior to the Company Shareholder Meeting, any event should occur relating to or affecting the Company or its Subsidiaries, which event should be described in an amendment or supplement to the Proxy Statement, the Company shall promptly inform the Purchaser Representative and shall promptly prepare, file (after giving the Purchaser Representative and the Purchasers' counsel the opportunity to review and comment thereon) and clear with the SEC and, if required by applicable Law, distribute to the Company's shareholders, such amendment or supplement.

           (d) Prior to the Approval Date, the Company shall make appropriate provision and take appropriate action such that a sufficient number of vacancies will exist on the Company's Board of Directors on the Approval Date that the holders of the Series B-1 Preferred Shares are able to elect the appropriate number of directors to the Company's Board of Directors on the Approval Date, as described in Section 7(c) of the Series B-1 Preferred Certificate of Designation.

           SECTION 6.07. Tax Consistency. The Company shall treat the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares as stock that participates in the corporate growth of the Company to a significant extent within the meaning of Treasury Regulation ss. 1.305-5(a), and not as "preferred stock" for purposes of the Section 305 of the Code and the Treasury Regulations promulgated thereunder, unless otherwise required pursuant to a final determination or a change in applicable statutes or regulations.

           SECTION 6.08 Certain Veto Rights Applying After Company Shareholder Approval. From and after the Approval Date, and so long as the Purchasers and their respective Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) Series B-1 Preferred Shares, Series B-2 Preferred Shares and/or Conversion Shares which represent 35% or more of the shares of Company Common Stock purchased hereunder on the Closing Date (determined on an as-converted basis after giving effect to the conversion of all of the Series B-2 Preferred Shares into Series B-1 Preferred Shares upon Company Shareholder Approval and conversion of all Series B-1 Preferred Shares (including those which are Conversion Shares) into Company Common Stock), the Purchaser Representative on behalf of the Purchaser and such Affiliates shall have the right to approve, on behalf of the Purchasers and such Affiliates, the following transactions: (i) any merger or consolidation involving the Company or any sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, (ii) any acquisition (or series of related acquisitions) of stock or assets of any entity or business by the Company or any Subsidiary of the Company outside of the ordinary course of business (whether by merger or purchase of stock or assets or otherwise) for consideration greater than $10,000,000 (it being agreed that the value of all non-cash consideration payable in respect thereof will be determined in good faith by the Board of Directors of the Company and include the Board of Director's determination of the value of any contingent consideration payable in such transaction or series of related transactions), (iii) any sale, lease, transfer or other divestiture of material assets outside the ordinary course of business by the Company or any Subsidiary of the Company, (iv) any capital project or series of related capital projects costing in excess of $3,000,000, (v) any material changes in the Company's and its Subsidiaries' business strategy or operations from those in existence on the date hereof, (vi) any Restricted Payments (as hereinafter defined), (vii) any Prohibited Transactions With Affiliates (as hereinafter defined), (viii) any material change to any equity incentive plan of the Company or any of its Subsidiaries, (ix) any material increase in the compensation or benefits payable under any management incentive plan of the Company or any of its Subsidiaries and (x) any restructuring of senior management of the Company and its Subsidiaries.

           SECTION 6.09 Certain Negative Covenants Relating to the Series B-2 Preferred Shares, Series C-2 Preferred Shares, Series A Notes and Series B Notes. From and after the Closing Date, and so long as any Series B-2 Preferred Shares, Series C-2 Preferred Shares, Series A Notes or Series B Notes remain outstanding, the Company shall comply with the following covenants and agreements and cause each of its Subsidiaries to comply with the following covenants and agreements unless compliance is waived in writing by (x) the holders of a majority of the outstanding Series B-2 Preferred Shares and Series C-2 Preferred Shares, voting together as a single class, and (y) the holders of not less than a majority in principal amount of the "Notes" (such term being used herein as defined in the form of Senior Subordinated Note attached as Exhibit D hereto):

                (a) Limitation on Indebtedness and Disqualified Stock. The Company will not and will not permit any of its Subsidiaries to, directly or indirectly:

                     (i) contract, create, incur, assume or suffer or permit to exist any Indebtedness (including by way of transferring to any third party any Indebtedness of the Company or any Subsidiary of the Company presently held by the Company or any Subsidiary of the Company), except:

                          (A) Indebtedness represented by the Notes;

                          (B) Indebtedness under Sections 1.4 of the Osborn
                Acquisition Agreement;

                          (C) up to $28,000,000 of Indebtedness of the Company
                and its Subsidiaries under the line of credit letter agreement, dated March 8, 2000, between the Company and Commerce Bank N.A., as amended, modified, supplemented, amended and restated, extended, renewed, refinanced and/or replaced in an aggregate principal amount not exceeding such amount ("Senior Credit Agreement Indebtedness");

                          (D) Indebtedness in respect of the City of Lenexa,
                Kansas Taxable Industrial Revenue Bonds (LabOne, Inc. Project) Series 1998A outstanding on the date hereof (the "Industrial Revenue Bonds") under the (x) Reimbursement Agreement, dated as of September 1, 1998, between the Company and Commerce Bank N.A., as amended, modified, supplemented, amended and restated, refinanced and/or replaced, and (y) the Lease, dated as of September 1, 1998, between the Company and the City of Lenexa, Kansas, in an aggregate amount not to exceed $16,300,000, as reduced by the amount of all payments of principal on the Industrial Revenue Bonds made after the date hereof ("IRB Indebtedness" and, together with the Senior Credit Agreement Indebtedness, "Senior Indebtedness");

                          (E) other Indebtedness of the Company and its
                Subsidiaries existing on the date hereof and set forth in Item 6.09(a)(i)(E) of the Disclosure Schedule ("Existing Indebtedness") and Indebtedness incurred in connection with any subsequent extension, renewal or refinancing thereof; provided, that (x) the amount thereof is not increased and (y) the terms thereof are no less favorable to the holders of the Series B-2 Preferred Shares, the Series C-2 Preferred Shares and the Notes than the terms of the agreement or instrument being extended, renewed or refinanced;

                          (F) Indebtedness owing by the Company or any
                Subsidiary of the Company to any wholly-owned Subsidiary of the Company or to the Company;

                          (G) Capitalized Lease Obligations (as hereinafter
                defined) of the Company and its Subsidiaries in an amount not to exceed $1,000,000 in the aggregate;

                          (H) Indebtedness related solely to interest rate
                protection or currency hedging obligations entered into to protect the Company and its Subsidiaries from fluctuations in interest or currency exchange rates and not for speculative purposes;

                          (I) Indebtedness of the Company or any of its
                Subsidiaries in connection with standby letters of credit or performance, surety or appeal bonds issued in the ordinary course of business;

                          (J) Indebtedness of any Person acquired by the Company
                or any Subsidiary, existing at the time of acquisition and not incurred in contemplation thereof;

                          (K) Indebtedness that is incurred and used to
                repurchase all of the outstanding Series A Notes and Series B Notes or to redeem all of the outstanding Series B-2 Preferred Shares and Series C-2 Preferred Shares pursuant to obligations of the Company to effect such repurchases or redemptions; provided, that any such Indebtedness that is used to redeem the Series B-2 Preferred Shares and Series C-2 Preferred Shares shall (x) be subordinated to all Notes then outstanding, if any, and (y) not require repayment of principal prior to the scheduled repayment at maturity of any Notes then outstanding;

                          (L) other Indebtedness of the Company and its
                Subsidiaries so long as the aggregate amount of all Indebtedness of the Company and its Subsidiaries, after giving effect to the incurrence thereof, does not exceed three times the consolidated net income of the Company before interest, income taxes, depreciation and amortization for the twelve months ending as of the date of such incurrence, adjusted for synergies from pending or completed acquisitions on such date in such amount, if any, as may be agreed upon by the Company and the Purchaser Representative which agreement will not be unreasonably withheld or delayed ("Additional Indebtedness"); and

                          (M) guarantees of Indebtedness otherwise permitted
                hereunder; or

                     (ii) issue any capital stock of the Company or any of its Subsidiaries (other than Series C-1 Preferred Shares and/or Series C-2 Preferred Shares) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part prior to the later of Company Shareholder Approval and December 31, 2008 ("Disqualified Stock").

           As used herein, "Indebtedness" means, with respect to the Company or any Subsidiary of the Company, (i) indebtedness for borrowed money;
           (ii) liabilities or obligations in respect of guarantees or letters of credit, excluding obligations with respect to trade letters of credit entered into in the ordinary course of business to the extent that such letters of credit are not are not drawn upon or, if drawn upon, to the extent the drawing is reimbursed no later than the third business day following receipt by the Company of a demand for reimbursement; (iii) the deferred purchase price of assets or services purchased (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business); (iv) any obligation to pay a specified purchase price for goods or services whether or not delivered or accepted pursuant to any agreement; (v) liabilities or obligations of the Company or any Subsidiary of the Company, as lessee, under any lease of property (whether real, personal or mixed) which, in accordance with GAAP, should be classified as a capital lease ("Capitalized Lease Obligations") (i.e., not operating leases); or (vi) liabilities or obligations in respect of any sale-leaseback transaction.

                (b) Restricted Payments. The Company will not and will not permit any of its Subsidiaries to, directly or indirectly:

                     (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire for value, any shares of any class of capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash, property or in obligations of the Company or any of its Subsidiaries, except for:

                          (A) any of the foregoing with respect to the Company's
                Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares or Series C-2 Preferred Shares;

                          (B) dividends or distributions payable in capital
                stock (other than Disqualified Stock) or in options, warrants, or other rights to purchase capital stock (other than Disqualified Stock);

                          (C) dividends, distributions or payments by any
                Subsidiary to the Company or to any wholly-owned Subsidiary of the Company; and

                          (D) repurchases of shares of any class of stock of the
                Company from employees upon termination of employment; provided, that the aggregate amount of such repurchases shall not exceed $100,000 in any calendar year; or

                     (ii) make any voluntary or optional payments of principal of, or retire, redeem, purchase or otherwise acquire for value any Indebtedness other than payments in respect of (A) Senior Credit Agreement Indebtedness, (B) payments of IRB Indebtedness which correspond to scheduled payments of principal on the Industrial Revenue Bonds or (C) payments in respect of Additional Indebtedness.

           The declarations, payments, purchases, redemptions, retirements, acquisitions or distributions prohibited by this Section 6.09(b) are herein called "Restricted Payments".

      The provisions of Section 6.09(b) shall not be violated by reason of:

                (1) the redemption, repurchase, defeasance or other acquisition or retirement for value of the Series A Notes, the Series B Notes, the Series B-2 Preferred Shares and/or the Series C-2 Preferred Shares (including the premium, if any, and accrued and unpaid interest thereon) with the proceeds of, or in exchange for, Indebtedness incurred under Section 6.09(a)(i)(K);

                (2) payments or distributions to dissenting stockholders pursuant to applicable Law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement, the Notes and the Series B-1 Preferred Certificate of Designation, the Series B-2 Preferred Certificate of Designation, Series C-1 Preferred Certificate of Designation, and the Series C-2 Preferred Certificate of Designation applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                (3) repurchases of capital stock deemed to occur upon the exercise of stock options if such options or capital stock represents a portion of the exercise price thereof; and

                (4) payments not to exceed $250,000 in the aggregate solely to enable the Company to make payments to holders of its Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares and/or Series C-2 Preferred Shares in lieu of the issuance of fractional shares of its capital stock.

                (c) Limitation on Liens. The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any consensual Liens (other than Permitted Liens) on any property or asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except for:

                          (A) Liens securing Senior Indebtedness or Additional
                Indebtedness that is subordinated to no other Indebtedness of the Company;

                          (B) Liens existing on the date hereof and set forth in
                Item 6.09(c)(A) of the Disclosure Schedule, together with any subsequent extensions or renewals thereof; provided that neither the Indebtedness secured thereby nor the property subject thereto is increased;

                          (C) Liens granted by a Subsidiary of the Company in
                favor of the Company or a wholly-owned Subsidiary of the Company to secure Indebtedness owing to the Company or such wholly-owned Subsidiary;

                          (D) Liens with respect to the property of any Person
                acquired by the Company or any Subsidiary after the date hereof, existing at the time of acquisition and not incurred in contemplation thereof, which Liens are not applicable to any property of the Company or any Subsidiary other than the property so acquired;

                          (E) Liens that (1) restrict in a customary manner the
                subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract or (2) exist by virtue of any transfer of, agreement to transfer, option or right with respect to, any property or assets of the Company or any Subsidiary not otherwise prohibited hereunder;

                          (F) Liens in connection with operating leases; and

                          (G) other Liens arising after the date hereof in the
                ordinary course of business so long as the value of the property secured thereby (as determined in good faith by the Board of Directors of the Company) does not exceed $500,000 in the aggregate.

                (d) Consolidation, Merger, Sale or Purchase of Assets, Etc. The Company will not and will not permit any of its Subsidiaries to:

                     (i)  wind up, liquidate or dissolve;

                     (ii) enter into any transaction of merger or consolidation, unless (x) the Company is the surviving corporation or unless the surviving corporation shall assume in writing the Company's obligations under the Series B-2 Preferred Shares, the Series C-2 Preferred Shares, the Series A Notes and the Series B Notes and (y) no Event of Default (as such term is defined in the Notes) exists immediately prior to or will exist after such transaction under the terms of the Notes and no default exists immediately prior to or will exist after such transaction under the terms of the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, any Material Contract, or any instrument evidencing material Indebtedness of the Company or any Subsidiary;

                     (iii) directly or indirectly, sell or otherwise dispose of or transfer all or any part of its property or assets (including, without limitation, any sale of capital stock or other securities convertible into capital stock other than the sale of directors' qualifying shares) other than to the Company or a wholly-owned Subsidiary of the Company; provided that, the foregoing shall not prohibit sales or other dispositions of property or assets (other than as provided in clause (iv) below) for an amount at least equal to the fair value of such property or assets (as determined in good faith by the Board of Directors of the Company) so long as such aggregate fair value of such assets or property does not exceed $500,000 in respect of any single transaction or series of related transactions or $1,000,000 in the aggregate;

                     (iv) sell any capital stock of any wholly-owned Subsidiary of the Company unless the sale is for all such capital stock;

                          (v) after Company Shareholder Approval, directly or indirectly (A) acquire, whether through merger, purchase of assets or stock or otherwise, any corporation, partnership, limited liability company or other business enterprise or any division or line of business thereof, or (B) make any investment of a capital nature in or loan to any corporation, partnership, limited liability company or other business enterprise (other than investments in and/or loans to wholly-owned Subsidiaries of the Company), in either case, in any single transaction or series of related transaction valued at $10,000,000 or more (as determined in good faith by the Board of Directors of the Company); or

                          (vi) after Company Shareholder Approval, make any capital expenditures or engage in any capital project or series of related capital projects costing in excess of $3,000,000.

                (e) Prohibitions Against Certain Dividends and Other Restrictions. The Company will not and will not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of:

                     (i) any Subsidiary of the Company to (A) pay dividends or make any other distributions permitted by applicable Law on any capital stock of such Subsidiary; (B) pay any Indebtedness owed to the Company or any other Subsidiary of the Company or (C) make loans or advances to the Company or any other Subsidiary of the Company; or

                     (ii) the Company to redeem the Series B-2 Preferred Shares or Series C-2 Preferred Shares in accordance with the terms of the Series B-2 Preferred Certificate of Designation or the Series C-2 Preferred Certificate of Designation, as applicable;

           provided, that this Section 6.09(e) shall not restrict the Liens listed in Section 6.09(c)(A)-(E), encumbrances or restrictions existing on the Closing Date, and any extension, renewal or refinancing of the instruments or agreements underlying such restrictions so long as the terms thereof are no less favorable to the holders of the Series B-2 Preferred Shares, the Series C-2 Preferred Shares and the Notes than the terms of the agreement or instrument being extended, renewed or refinanced.

                (f) Limitation on Transactions with Related Parties. The Company shall not enter into, or permit any of its Subsidiaries to enter into, any transaction with any of the types of persons described in Item 404(a) of Regulation S-K of the SEC, except for (i) normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, (ii) normal compensation arrangements with directors of the Company and its Subsidiaries, (iii) any transaction approved by the Board of Directors of the Company or the shareholders of the Company in accordance with the provisions of Section 351.327 of the Missouri Code, (iv) transactions in the ordinary course of business and on arm's length terms and (v) transactions with the Purchasers and their Affiliates in accordance with this Agreement and the Ancillary Agreements. ("Prohibited Related Party Transactions").

                (g) Employee Matters. The Company shall not make (i) any material change to any equity incentive plan of the Company or any of its Subsidiaries, (ii) any material increase in the compensation or benefits payable under any management incentive plan of the Company or any of its Subsidiaries, and (iii) any restructuring of any senior management of the Company or its Subsidiaries.

                                 ARTICLE VII.

                          TERMINATION PRIOR TO CLOSING

           SECTION 7.01. Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

           (a) by the mutual written consent of the Company and the Purchaser Representative on behalf of the Purchasers;

           (b) by the Purchaser Representative on behalf of the Purchasers if there shall have been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would result in the failure to satisfy one or more of the conditions set forth in Section 5.01 or Section 5.02 and such breach (x) by its nature is not capable of being cured or (y) shall not have been cured within ten days after notice thereof shall have been received by the Company;

           (c) by the Company if there shall have been a material breach by the Purchasers of any of their representations, warranties, covenants or agreements contained in this Agreement and such breach would result in the failure to satisfy one or more of the conditions set forth in Section 5.01 or Section 5.03 and such breach (x) by its nature is not capable of being cured or (y) shall not have been cured within ten days after notice thereof shall have been received by the Purchaser Representative on behalf of the Purchasers;

           (d) by either the Company or the Purchaser Representative on behalf of the Purchasers if the Closing shall not have occurred prior to the close of business on September 30, 2001, provided, that, the right to terminate this Agreement under this Section 7.01(d) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the close of business on such date;

           (e) by either the Company or the Purchaser Representative on behalf of the Purchasers if the Obsorn Acquisition Agreement is terminated in accordance with the terms of Section 9 thereof; provided, that, the Company shall not have the right to terminate this Agreement under this
      Section 7.01(e) if it shall have consented to such termination of the Osborn Acquisition Agreement in violation of Section 4.07(c); or

           (f) upon the issuance of a final and non-appealable Order by any Governmental Body of competent jurisdiction enjoining the consummation of the transactions contemplated hereby; provided, that, the right to terminate this Agreement under this Section 7.01(f) shall not be available to any party whose actions or inaction has been the cause of the imposition of such injunction or the failure to have such injunction removed.

Any party desiring to terminate this Agreement pursuant to this Section 7.01 shall give notice to the other parties in accordance with Section 9.04.

           SECTION 7.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.01, this Agreement, except for the provisions of Section 4.02(b) and Articles VII and IX, shall become void and have no effect, without any liability on the part of any party or its Affiliates, directors, officers, employees, agents, partners or stockholders, provided, that nothing in this Section 7.02 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.


                                  ARTICLE VIII.

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                   COVENANTS AND AGREEMENTS; INDEMNIFICATION

         SECTION 8.01. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement and the Ancillary Agreements shall survive the Closing Date for a period of eighteen months; provided, that (i) the representations and warranties made in Sections 2.01, 2.03, 2.04, 2.05, 3.01 and
3.02 shall survive the Closing Date indefinitely, (ii) the representations and warranties made in Sections 2.16 and 2.17 shall survive until 90 days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) and (iii) all covenants and agreements that require or contemplate performance after the Closing Date shall survive in accordance with their respective terms. For purposes of this Article VIII, each statement contained in a certificate or other instrument delivered by a party pursuant to this Agreement or any Ancillary Agreement shall be deemed to constitute a representation made by such party pursuant hereto or thereto. Notwithstanding the foregoing, if notice of an indemnification claim shall have been delivered before the aforementioned time period has elapsed with respect to a breach of representation, warranty, covenant or agreement, such representation, warranty, covenant or agreement shall survive until such claim is finally resolved. The right to indemnification, payment of Damages (as hereinafter defined) or any other remedy based on the representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or any Ancillary Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance or non-compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of Damages, or any other remedy based on such representations, warranties, covenants and agreements.

           SECTION 8.02. Indemnification. (a) Subject to the terms and conditions of this Article VIII, the Company hereby agrees to indemnify, defend and hold the Purchasers and their respective Affiliates, officers, directors, employees, agents, shareholders, partners and other representatives (collectively, the "Purchaser Group") harmless from and against all demands, claims, actions, causes of action, assessments, losses (including any diminution in the value of the Initial Securities or the Conversion Shares), damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon, suffered by or incurred by any member of the Purchaser Group by reason of, resulting from or arising out of (i) any breach or inaccuracy of any representation or warranty of the Company contained in or made pursuant to this Agreement or any Ancillary Agreement, (ii) any breach of or non-compliance with any covenant or agreement of the Company contained in or made pursuant to this Agreement or any Ancillary Agreement,
(iii) any claim, action, proceeding or investigation or threat of claim, action, proceeding or investigation brought by or on behalf of any person other than the Company that relates to this Agreement, the Ancillary Agreements, the Osborn Acquisition Documents or the transactions contemplated hereby or thereby, or
(iv) any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Purchasers in writing specifically for use in such Proxy Statement); provided, that, (x) the Company shall not be liable under this Section 8.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 8.02(a) exceeds $500,000 (in which case all such Damages shall be made subject to indemnification hereunder), (y) the Company's maximum liability under this Section 8.02(a) shall not exceed $50,000,000 in the aggregate and (z) if the Damages for which the indemnification is being sought are the result of a misrepresentation or breach of warranty, then a written claim for indemnification must be delivered to the Company within the applicable survival period set forth in Section 8.01. Any payment made to any Purchaser hereunder in respect of any Damages shall be treated as an adjustment to the purchase price of the Securities.

           (b) Subject to the terms and conditions of this Article VIII, each Purchaser, severally and not jointly (other than WCAS, whose obligations hereunder shall be joint and several with each other Purchaser with respect to the obligations of such other Purchasers) hereby agrees to indemnify, defend and hold the Company and its Affiliates, officers, directors, employees, agents, shareholders, and other representatives (collectively, the "Company Group") harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses, asserted against, resulting to, imposed upon, suffered by or incurred by any member of the Company Group by reason of, resulting from or arising out of (i) any breach or inaccuracy of any representation or warranty of the Purchasers contained in or made pursuant to this Agreement or any Ancillary Agreement or
(ii) any breach of or non-compliance with any covenant or agreement of the Purchasers contained in or made pursuant to this Agreement or any Ancillary Agreement; provided, that, (x) the Purchasers shall not be liable under this
Section 8.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 8.02(b) exceeds $500,000 (in which case all such Damages shall be made subject to indemnification hereunder), (y) each Purchaser's liability under this Section 8.02(b) shall not exceed the amount of the purchase price paid by such Purchaser for the Initial Securities and (z) if the Damages for which the indemnification is being sought are the result of a misrepresentation or breach of warranty, then a written claim for indemnification must be delivered to the Purchasers within the applicable survival period set forth in Section 8.01.

           SECTION 8.03. Conditions of Indemnification. (a) In order for a member of the Purchaser Group or Company Group to be entitled to indemnification pursuant Section 8.02 of this Agreement in respect of, arising out of, or involving a claim made by any person not a party to this Agreement (a "Third Party Claim"), the indemnified party must within 20 days after receipt of notice of commencement of any action, suit or proceeding relating to a Third Party Claim give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect the indemnifying party's indemnity obligation hereunder except as and to the extent that such failure shall actually and materially adversely affect the defense of such claim), and, subject to Sections 8.03(b), (c) and (e) below, the indemnifying party shall have the right to undertake the defense thereof by counsel of its own choosing that is reasonably acceptable to the indemnified party; provided, that if the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith upon advice of counsel that joint representation would be inappropriate, the indemnifying party shall not have the right to undertake such defense but shall remain liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim.

           (b) In the event that the indemnifying party, by the 20th day after receipt of notice of any such Third Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such Third Party Claim), does not elect to defend against such claim, the indemnified party will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party.

           (c) If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, it being understood that the indemnifying party shall control such defense.

           (d) If the indemnifying party assumes the defense of a Third Party Claim, (i) no compromise or settlement of such Third Party Claim may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such Third Party Claim effected without its consent.

           (e) Anything in this Section 8.03 to the contrary notwithstanding, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with counsel, cannot be separated from any related claim for money damages (it being understood that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages). In such event, the indemnified party will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, that no compromise or settlement of such Third Party Claim may be effected by the indemnified party without the indemnifying party's consent.

           (f) In connection with any Third Party Claim, the indemnified party will cooperate with all reasonable requests of the Company and the Company will cooperate with all reasonable requests of the indemnified party.

           SECTION 8.04. Other Claims. In the event any indemnified party should have a claim against the indemnifying party that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to the provisions in this Article VIII governing the time periods within which claims for indemnification may be made, the failure by any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 20 days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party shall promptly pay any amount of such claim that is not disputed and such dispute shall be resolved in accordance with Section 9.10 below.

           SECTION 8.05. Remedies Cumulative. Except to the extent a party may be entitled to the remedy of specific performance, and except for a breach of any representation, warranty, or covenant as a result of any matter constituting fraud or criminal activity under applicable Law, the indemnification provisions of this Article VIII shall be the exclusive remedy of the parties hereto against any other party under this Agreement with respect to claims relating to this Agreement and the transactions contemplated hereby.


                                   ARTICLE IX.

                                  MISCELLANEOUS

           SECTION 9.01. Specific Performance. The parties hereto agree that irreparable damage would occur and that a remedy at law would not be adequate in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled by any court of competent jurisdiction to an injunction or injunctions, without actual proof of damages or the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

           SECTION 9.02. Expenses, Etc. (a) The Company hereby agrees that, whether or not the transactions contemplated hereby are consummated, it shall pay up to $500,000 of the out-of-pocket costs and expenses of the Purchasers, including fees and disbursements of counsel, advisors, accountants and consultants, that are incurred by the Purchasers in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements, (ii) the Purchasers' due diligence investigations with respect to the Company and its Subsidiaries and the Osborn Acquisition and (iii) the closing of the transactions contemplated by this Agreement, the Ancillary Agreements and the Osborn Acquisition Agreement ("Transaction Expenses"); provided, that, (A) the Company shall not be required to pay the Transaction Expenses of the Purchasers pursuant to this Section 9.02 if the transactions contemplated hereby are not consummated solely as a result of a material breach of this Agreement by any Purchaser and (B) 50% of the fees and expenses of each of Reboul, MacMurray, Hewitt, Maynard & Kristol and Ernst & Young LLP, in each case relating to the Osborn Acquisition, are being billed to the Company separate and apart from the Transaction Expenses and shall be paid directly by the Company and shall not therefor apply against the $500,000 limitation set forth above. In addition, the Company hereby agrees to pay (A) all of the reasonable out-of-pocket costs and expenses of WCAS and its Co-Investors, including fees and disbursements of counsel, advisors, accountants and consultants, incurred in connection with (x) any and all Series C Preferred Transactions and Series B Notes Transactions and (y) the preparation and review of the Proxy Statement and the Company Shareholder Meeting and (B) any fees and expenses associated with any filing required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with any conversion of any Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares or Series C-2 Preferred Shares or any exercise of any Initial Warrants or Additional Warrants.

           (b) The Company, on the one hand, and the Purchasers, severally and not jointly (other than WCAS, whose obligations hereunder shall be joint and several with each other Purchaser with respect to the obligations of such other Purchasers), on the other hand, will indemnify the other and hold it or them harmless from and against any claims for finders' fees, advisory or investment banking fees or brokerage commissions in relation to or in connection with the transactions contemplated hereby as a result of any agreement or understanding between such indemnifying party and any third party.

           SECTION 9.03. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all such counterparts may be executed by facsimile.

           SECTION 9.04. Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, as follows:

           if to the Company, to it at:

                10101 Renner Boulevard
                Lenexa, Kansas 66219
                Attention: Joseph C. Benage, Esq.
                Facsimile: (913) 859-6832

                and

                Attention: John McCarty
                Facsimile: (913) 859-6804

           with a copy to:

                Morrison & Hecker LLP
                2600 Grand Avenue
                Kansas City, MO 64108-4606
                Attention: Whitney F. Miller, Esq.
                Facsimile: (816) 474-4208

           if to any Purchaser, to the Purchaser Representative:

                c/o Welsh, Carson, Anderson & Stowe
                320 Park Avenue, Suite 2500
                New York, New York 10022-6815
                Attention:  Paul B. Queally
                Facsimile: (212) 893-9566


           with a copy to:

                Reboul, MacMurray, Hewitt, Maynard & Kristol
                45 Rockefeller Plaza
                New York, New York  10111
                Attention:  Othon A. Prounis, Esq.
                Fax:  (212) 841-5725

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) when sent, if sent by facsimile (but only if such facsimile is actually received) or (iv) when delivered, if delivered by hand.

           SECTION 9.05. Amendments and Waivers. The Company, on the one hand, and the Purchaser Representative on behalf of the Purchasers, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other(s) under this Agreement;
(ii) waive any inaccuracies in the representations or warranties of the other(s) contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other(s) contained in this Agreement; or (iv) waive performance of any of the obligations of the other(s) under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement or otherwise, including without limitation any investigation by or on behalf of the Company, on the one hand, or the Purchasers, on the other hand, shall be deemed to constitute a waiver by the party or parties taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by the Company, on the one hand, and the Purchaser Representative on behalf of the Purchasers, on the other hand, of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

           SECTION 9.06. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by the Company and the Purchaser Representative on behalf of the Purchasers. Notwithstanding anything to the contrary contained above, from and after the date hereof and until the second business day preceding the Closing Date, WCAS shall have the right to amend the names of the other Purchasers appearing on Schedule I hereto and the allocation of the Initial Securities among the Purchasers by written notice to the Company; provided, that, no such amendment shall modify the aggregate amounts of Series B Preferred Shares, Initial Warrants and/or Series A Notes being purchased hereunder or the respective purchase prices therefor; provided, further, that, prior to the Closing Date, any additional Purchaser(s) added to Schedule I by WCAS shall (i) agree in writing to be bound by the terms of this Agreement as a Purchaser hereunder and (ii) be reasonably acceptable to the Company.

           SECTION 9.07. Entire Agreement. This Agreement, including its exhibits and the Disclosure Schedule, together with the Ancillary Agreements and the Confidentiality Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and, except as provided in
Section 4.02(b), supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof other than the Confidentiality Agreement which shall survive the execution and delivery of this Agreement and the Closing.

         SECTION 9.08. Benefit of Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, with respect to Article VIII, the members of the Purchaser Group or Company Group not party hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The rights and obligations of the parties hereto shall not be assigned without the consent of the Company, in the case of any assignment by a Purchaser, or the Purchaser Representative, on behalf of the Purchasers, in the case of any assignment by the Company, and any attempted assignment in violation of this Section 9.08 shall be null and void; provided, that, the Purchasers' rights hereunder are assignable, in connection with any transfer of Initial Securities or Conversion Shares, to any Affiliate thereof, and in the case of the Purchasers other than WCAS, to any family member or trust for the benefit of such Purchaser or such family members.

           SECTION 9.09. Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law principles, except that Missouri corporate Law shall apply to all matters relating to the corporate affairs of the Company.

           SECTION 9.10. Jurisdiction and Venue. Each suit, action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement, the subject matter hereof or thereof, the performance by the parties of their obligations hereunder or thereunder or the claimed breach hereof or thereof, whether brought at law or in equity and whether based in tort, contract or otherwise, shall be brought in the federal or state courts located in the County of New York, New York, and each of the parties to this Agreement hereby submits with regard to any such suit, action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and of the appropriate appellate courts therefrom. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such suit, action or proceeding (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason other than the failure to lawfully serve process,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) that the suit, action or proceeding in any such court is brought in an inconvenient forum, (d) that the venue of such suit, action or proceeding is improper, (e) that this Agreement or any Ancillary Agreement or the subject matter hereof or thereof may not be enforced in or by such courts or (f) any right to a trial by jury which is hereby waived. Each party hereto agrees that process in any such suit, action or proceeding may be served on such party anywhere in the world, whether within or without the jurisdiction of such courts and that service of process on such party as provided in Section 9.04 shall be deemed effective service of process on such party.

           SECTION 9.11. Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable Law, and no other provision hereof shall be affected by such holding, limitation or reduction.

           SECTION 9.12. Publicity. Except as otherwise required by applicable Law, and except for disclosures jointly approved by the Company and the Purchaser Representative as to content, timing and manner of publication, no party hereto shall issue, or cause or allow any Subsidiary or other controlled Affiliate thereof to issue, any press release or otherwise publicly disclose any information, or make, or cause or allow any Subsidiary or other controlled Affiliate thereof to make, any other public statement relating to or connected with this Agreement or the Ancillary Agreements or the matters contained herein or therein. In the event that any party hereto believes in good faith that such a public disclosure is required by applicable Law, it shall nonetheless use its good faith efforts to consult (as to the content, timing and manner of publication thereof) with the Company or the Purchaser Representative, as applicable, a reasonable period of time prior to making such disclosure.

           SECTION 9.13. Appointment of the Purchaser Representative. The Purchasers hereby appoint WCAS as their agent and attorney-in-fact to act as "Purchaser Representative" hereunder, to take and receive notices on behalf of the Purchasers hereunder, to execute on behalf of the Purchasers hereunder waivers, amendments and consents relating hereto, and to take all other actions necessary or appropriate in the judgment of WCAS for the accomplishment of the foregoing or to carry out the purposes of this Agreement (WCAS, in such capacity, is herein referred to as the "Purchaser Representative"). A decision, act, waiver, consent or instruction of WCAS as Purchaser Representative hereunder shall constitute the action of each of the Purchasers and shall be final, binding and conclusive upon each of such Purchasers. For such purposes, notices or communications to or from the Purchaser Representative shall constitute notice to or from each of the Purchasers.

           SECTION 9.14. Interpretation. (a) As used herein, the words "hereof", "herein", "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article" and "Section" are references to the articles and sections of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". Each accounting term used in this Agreement has the meaning given to it in accordance with GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to the Securities Act and the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a person are also to its successors and permitted assigns.

            (b) The parties have participated jointly in the negotiation and drafting of this Agreement and each Ancillary Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each Ancillary Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any Ancillary Agreement.

           IN WITNESS WHEREOF, the Company, the Purchasers and the Purchaser Representative have executed this Securities Purchase Agreement as of the day and year first above written.

                               LABONE, INC.



                               By:    /s/ W. Thomas Grant II
                                      ---------------------------------------
                               Name:  W. Thomas Grant II
                               Title: Chairman of the Board, President and
                                      Chief Executive Officer

                               WELSH, CARSON, ANDERSON &
                                  STOWE IX, L.P.

                               By: WCAS IX Associates LLC,
                                    Its General Partner



                               By:    /s/ Jonathan M. Rather
                                      ---------------------------------------
                                      Jonathan M. Rather
                                      Managing Member

                               WCAS MANAGEMENT CORPORATION



                               By:    /s/ Jonathan M. Rather
                                      ---------------------------------------
                                      Jonathan M. Rather
                                      Treasurer

                                      Patrick J. Welsh
                                      Russell Carson
                                      Bruce K. Anderson
                                      Thomas E. McInerney
                                      Robert A. Minicucci
                                      Lawrence B. Sorrel
                                      Anthony J. De Nicola
                                      Paul B. Queally
                                      IRA FBO Jonathan M. Rather
                                      D. Scott Mackesy
                                      Sanjay Swani
                                      John D. Clark
                                      IRA FBO James R. Mathews
                                      Sean Traynor
                                      John Almeida
                                      Eric J. Lee



                               By:    /s/ Jonathan M. Rather
                                      ---------------------------------------
                                      Jonathan M. Rather
                                      as Attorney-in-Fact

                                                                       EXHIBIT A
                                                                       ---------


                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES B-1 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  LABONE, INC.


(Attached as Exhibit 4.2 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT B
                                                                       ---------

                                WARRANT AGREEMENT


                                      Among


                                  LABONE, INC.,


                    WELSH, CARSON, ANDERSON & STOWE IX, L.P.


                                       and


                             THE OTHER HOLDERS NAMED
                          ON THE SIGNATURE PAGES HERETO


                           Dated as of August 31, 2001


(Attached as Exhibit 4.3 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT C
                                                                       ---------

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES B-2 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  LABONE, INC.

(Attached as Exhibit 4.4 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT D
                                                                       ---------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAWS OR UNLESS EXEMPTIONS THEREFROM ARE APPLICABLE WITH RESPECT TO SUCH PLEDGE, SALE, OFFER, TRANSFER OR OTHER DISPOSITION.

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS [$___________]. THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS [$___________]. THE ISSUE DATE OF THIS DEBT INSTRUMENT IS [_______________]. THE PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS [___]% COMPOUNDED SEMI-ANNUALLY.]<1>

                                  LABONE, INC.

                     Series [A] [B] Senior Subordinated Note
                               Due August 31, 2008

(Attached as Exhibit 4.5 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT E
                                                                       ---------


                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES C-1 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                 LABONE, INC.

                      (Pursuant to Section 351.180 of the
               General and Business Corporation Law of Missouri)

                  -------------------------------------------

           LabOne, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General and Business Corporation Law of Missouri (the "GBCL"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of Incorporation of the Corporation, the following resolution was duly adopted at a meeting of the Board of Directors of the Corporation duly called and held on [________] [__], [20__]:

           "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of Incorporation of the Corporation, there is hereby created a series of Preferred Stock designated as "Series C-1 Cumulative Convertible Preferred Stock" (the "Series C-1 Preferred Stock"), consisting of [____________ (________)] shares of the authorized but unissued shares of preferred stock, $.01 par value per share, of the Corporation;

           FURTHER RESOLVED, that the Series C-1 Preferred Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in Appendix C-1 attached hereto."

           IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Corporation by its President and attested by its Secretary this [___] day of [_________] [______].


                               LABONE, INC.



                               --------------------------------
                               [--------------]
                               President




Attest:



-------------------------
      [----------]
         Secretary

STATE OF KANSAS     )
                    )ss:
COUNTY OF JOHNSON   )


           I, [_____________________], a Notary Public, do hereby certify that on the [_____] day of [_________] [_____], personally appeared before me [_______________] who being by me first duly sworn, declared that he is the President of LabOne, Inc., that he signed the foregoing document of the Corporation, and that the statements therein contained are true.




                          ----------------------------------------
                          Notary Public

                          My commission expires: _________________

                                 APPENDIX C-1

                        POWERS, RIGHTS AND PREFERENCES OF
                              SERIES C-1 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                 LABONE, INC.


      1. Multiple Subseries. All shares of Series C-1 Preferred Stock issued on the same date may, from time to time, be referred to herein as a "Subseries", however all shares of Series C-1 Preferred Stock, regardless of Subseries label, shall constitute one single series of preferred stock.

      2. Rank. The Series C-1 Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) pari passu with the Corporation's Series B-1 Cumulative Convertible Preferred Stock (the "Series B-1 Preferred Stock"), Series B-2 Cumulative Convertible Preferred Stock (the "Series B-2 Preferred Stock") and Series C-2 Cumulative Convertible Preferred Stock (the "Series C-2 Preferred Stock", and together with the Series C-1 Preferred Stock, the Series B-1 Preferred Stock, and the Series B-2 Preferred Stock, the "Preferred Stock") and (ii) senior to all classes of the Corporation's common stock, par value $.01 per share ("Common Stock"), and to each other class of capital stock of the Corporation now or hereafter established (collectively, the "Junior Securities"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

      3. Dividends.

      (a) Each holder of record of Series C-1 Preferred Stock shall be entitled to receive cumulative dividends in an amount per share equal to six percent (6%) per annum on the Accrued Value. Such dividends shall accrue from and after the date of issue (except that dividends on any amounts added to the Accrued Value shall accrue only from the date such amounts are added to the Accrued Value) and shall be added to the Accrued Value semi-annually, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, on February 28th and August 31st of each year (each such date being a "Dividend Accrual Date" and each such semi-annual period being a "Dividend Period"), commencing with the first such date following the Original Date of Issue of shares of such Subseries. Dividends for any period shorter than a Dividend Period shall be computed on the basis of the actual number of days elapsed over twelve 30-day months and a 360-day year. Notwithstanding the foregoing, the Put/Call Date of each Subseries shall be treated as a Dividend Accrual Date, and after the Put/Call Date for such Subseries, accrued dividends shall be payable in the form of cash on each succeeding Dividend Accrual Date, out of funds legally available for the payment of dividends. If any dividends accrued after the relevant Put/Call Date are not paid in cash on any Dividend Accrual Date occurring after the relevant Put/Call Date, the unpaid amount thereof shall be added to the Accrued Value on each such Dividend Accrual Date for purposes of calculating succeeding periods' dividends.

      (b) In case the Corporation shall make any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series C-1 Preferred Stock on the record date for such dividend or distribution shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series C-1 Preferred Stock is convertible on such record date.

      (c) So long as any shares of the Series C-1 Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than
(i) a dividend on the Corporation's Common Stock as determined and declared by the Board of Directors in which the holders of the Series C-1 Preferred Stock participate in accordance with subparagraph (b) above or (ii) repurchases of shares from employees of the Corporation and its subsidiaries upon termination of the holder's employment.

      (d) The date on which the Corporation initially issues any particular share of Series C-1 Preferred Stock shall be deemed to be its "date of issue" for purposes hereof regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share. The date on which the Corporation issues shares of a particular Subseries of Series C-1 Preferred Stock shall be referred to as the "Original Date of Issue" of such Subseries.

      4.   Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each a "Liquidation Event"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series C-1 Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 4, a Change of Control shall not be deemed to be a

Liquidation Event.

      (b) After payment shall have been made in full to the holders of the Preferred Stock, as provided in this paragraph 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Corporation, and the holders of the Preferred Stock shall not be entitled to share therein.

      5.   Conversion.

      (a) Subject to the provisions of this paragraph 5, each holder of shares of Series C-1 Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series C-1 Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of a particular Subseries of Series C-1 Preferred Stock shall be equal to (i) the Accrued Value of such share on the date of conversion (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (ii) the Conversion Price on such date. No notice delivered by the Corporation pursuant to paragraph 6 or 7 will limit in any way any holder's rights to convert pursuant to this paragraph 5(a). In order to exercise the conversion privilege set forth in paragraph 5(a), the holder of the shares of Series C-1 Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 5(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C-1 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series C-1 Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 5.

      (b) (i) Unless the shares issuable on conversion pursuant to this paragraph 4 are to be issued in the same name as the name in which such shares of Series C-1 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

           (ii) As promptly as possible, but in any event within 5 business days, after the surrender by the holder of the certificates for shares of Series C-1 Preferred

Stock with a written notice of election to convert as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order (upon compliance with subparagraph (b)(i) hereof and federal and state securities laws applicable thereto which require the holder to take any action) to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 5.

           (iii)All shares of Common Stock delivered upon conversion of the Series C-1 Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges (other than caused by the holder) and not subject to any preemptive rights.

      (c) (i) Upon receipt by the Corporation of the shares of Series C-1 Preferred Stock to be converted and a notice of election to convert pursuant to paragraph 5(a) above, the right of the Corporation to purchase such shares of Series C-1 Preferred Stock shall terminate, regardless of whether a Put/Call Corporation Notice has been given pursuant to paragraph 7.

           (ii) From and after the effectiveness of conversion of Series C-1 Preferred Stock into Common Stock pursuant to paragraph 5(a) above, in lieu of dividends on such Series C-1 Preferred Stock pursuant to paragraph 2, such Series C-1 Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

      (d) (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series C-1 Preferred Stock.

           (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C-1 Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

      (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series C-1 Preferred Stock pursuant hereto; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series C-1 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (f)  Conversion Price.

           (i) In order to prevent dilution of the conversion rights granted under this paragraph 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (f).

           (ii) With respect to shares of any Subseries if and whenever on or after the Original Date of Issue of shares of such Subseries the Corporation issues or sells, or in accordance with paragraph (g) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price of shares of such Subseries in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, such Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                                      P + N
                                  -----------
                                      P + F

      where

      P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation

      N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued or sold would purchase at such Conversion Price in effect immediately prior to such issuance or sale

      F = the number of additional shares of Common Stock so issued or sold.

           (iii)Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under this paragraph 5 as a result of (A) any issue or sale (or deemed issue or sale under paragraph (g)(i)) of Common Stock to employees, consultants, contractors, officers and directors of the Corporation, pursuant to (or upon exercise of Options issued pursuant to) compensation plans or arrangements approved by the Corporation's Board of Directors so long as the per share consideration determined in good faith by the Board of Directors to have been received for such shares or the exercise price of any such Options is not less than the fair market value (as determined in accordance with the applicable compensation plan or arrangement) of a share of Common Stock on the date such shares or Options are issued, (B) any issuance of shares of Common Stock upon conversion of any Preferred Stock, (C) the issuance of any rights ("Rights") under the Corporation's Rights Agreement dated as of February 11, 2000, as amended (the "Rights Plan"), (D) with respect to any holder of Series C-1 Preferred Stock, the issuance of securities as contemplated by the Rights Plan as a result of such holder becoming an Acquiring Person within the meaning of the Rights Plan, (E) any issuance or exercise of warrants or other rights issued to banks or institutional lenders in connection with debt financings, equipment financings or similar transactions or to strategic partners in primarily non-financing transactions, in all such cases as approved by the Board of Directors of the Corporation so long as the aggregate number of such shares of Common Stock does not exceed 400,000 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) in the aggregate, or (F) the issuance of Common Stock upon the exercise of Options outstanding on the Original Date of Issue of such Subseries.

      (g) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price for shares of any Subseries under paragraph (f), the following shall be applicable:

           (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price of shares of such Subseries in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

           (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price of shares of such Subseries in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (g), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

           (iii)Change in Option Price or Conversion Rate. Except for Options granted in accordance with the provisions of paragraph (f)(iii) above or non-exerciseable rights issued in accordance with the Rights Plan, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price of shares of such Subseries in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph (g), if the terms of any Option or Convertible Security which was outstanding as of the Original Date of Issue of shares of such Subseries are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Conversion Price hereunder to be increased.

           (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise in full of any such Option or right, the Conversion Price of shares of such Subseries then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding and unexercised immediately prior to such expiration or termination, never been issued. For purposes of paragraph (g), the expiration or termination of any Option or Convertible Security which was outstanding as of the Original Date of Issue of shares of such Subseries shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Original Date of Issue of shares of such Subseries.

           (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series C-1 Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series C-1 Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

           (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

           (vii)Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the payment of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (h) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price of shares of each outstanding Subseries in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price of shares of each outstanding Subseries in effect immediately prior to such combination shall be proportionately increased, it being understood that in either such case, no further adjustment to the Conversion Price of shares of any such Subseries shall be made by virtue of any adjustments made to any other securities of the Corporation that were outstanding on the Original Date of Issue of shares of any such Subseries due to such subdivision or combination.

      (i) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C-1 Preferred Stock then outstanding) to insure that each of the holders of Series C-1 Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C-1 Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C-1 Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C-1 Preferred Stock then outstanding) to insure that the provisions of paragraph 5 hereof shall thereafter be applicable to the Series C-1 Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price of shares of each outstanding Subseries pursuant to the provisions of this paragraph 5 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series C-1 Preferred Stock, if the value so reflected is less than the Conversion Price of shares of each such Subseries in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C-1 Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      (j) Certain Events. If any event occurs of the type contemplated by the provisions of paragraph 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price of shares of each outstanding Subseries so as to protect the rights of the holders of Series C-1 Preferred Stock; provided that no such adjustment shall increase the Conversion Price of shares of any Subseries as otherwise determined pursuant to paragraph 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C-1 Preferred Stock.

      (k)  Notices.

           (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series C-1 Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment for each Subseries.

           (ii) The Corporation shall give written notice to all holders of Series C-1 Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

           (iii)The Corporation shall also give written notice to the holders of Series C-1 Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

      (l) Certain Mergers. In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Corporation covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series C-1 Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series C-1 Preferred Stock signed by a duly authorized officer of the Corporation indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series C-1 Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series C-1 Preferred Stock had immediately prior to such transaction.

      (m) Conversion at the Option of the Corporation. If on any date after the third anniversary of the Original Date of Issue of any given Subseries but before the Put/Call Date for such Subseries, the Daily Price has been at least two times the Initial Conversion Price of shares of such Subseries (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Corporation may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of shares of such Subseries), no later than five business days after such date, to cause all outstanding shares of such Subseries to be converted into fully paid and nonassessable shares of Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C-1 Preferred Stock are (or an affidavit of loss in form reasonably acceptable to the Corporation is) delivered to the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of any Subseries shall be equal to (i) the Accrued Value of such share on the date of conversion (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (ii) the Conversion Price of such share on such date.

      6.   Change of Control Offer.

      (a) Not less than 20 days prior to the consummation of any Consensual Change of Control and promptly after the occurrence of any Non-Consensual Change of Control (the date of any such Change of Control being the "Change of Control Date"), the Corporation shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Series C-1 Preferred Stock pursuant to the terms described in subparagraph (e) below (the "Change of Control Offer") at a purchase price to be determined in accordance with subparagraph (b) below, and shall purchase (or cause the purchase of) any shares of Series C-1 Preferred Stock tendered in response to the Change of Control Offer pursuant to the terms hereof; provided, that with respect to any Consensual Change of Control, the Corporation may condition its offer to purchase on consummation of the Consensual Change of Control.

      (b) At the option of the Corporation, the per share purchase price payable to each tendering holder shall be payable (A) in cash in an amount equal to the Change of Control Amount or (B) in a number of shares of Acceptable Stock determined by dividing the Change of Control Amount by the Market Price per share of the Common Stock as of the Change of Control Payment Date (which formula, if the Acceptable Stock is to be common stock of a corporation other than the Corporation, will determine a number of shares of Common Stock that will, in turn, be used to determine the number of shares of Acceptable Stock that the holder is entitled to receive based on the exchange ratio to be otherwise applied to Common Stock and such Acceptable Stock in such Change of Control transaction); provided, that if the consideration is to be in the form of Acceptable Stock and the Market Price per share for such shares as of the Change of Control Date is below the Conversion Price of such Subseries (taking into consideration the applicable exchange ratio, if Acceptable Stock other than Common Stock is to be issued in such Change of Control transaction), then such per share purchase price shall be equal to a number of such shares equal to (1) the Accrued Value as of the Change of Control Payment Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) divided by (2) the Market Price per share of such shares of Acceptable Stock as of the Change of Control Payment Date divided by (3) 0.95.

      (c) Notwithstanding anything to the contrary contained in subparagraph (b) above, the Corporation shall not have the option of paying the purchase price required by subparagraph (b) above in Acceptable Stock (and shall pay such amount in cash) if (i) any holders of the Series C-1 Preferred Stock would be required to recognize gain or loss for federal or state income tax purposes in connection with such transaction, (ii) the holders of the Common Stock would receive any consideration other than Acceptable Stock for their shares of Common Stock in connection with such transaction, (iii) the average weekly trading volume of the class of stock to be received for the six month period preceding such Change of Control Date or market capitalization (excluding shares held by officers, directors and affiliates thereof) of the issuer of such Acceptable Stock (with respect to such class of stock) is less than that of the Corporation for such six month period or as of such date, in each case, prior to giving effect to such Change of Control transaction.

      (d) If the Corporation elects to pay the Change of Control Amount in cash, prior to the mailing of the Change of Control Notice referred to in paragraph
(5)(e), the Corporation shall (A) promptly determine if the purchase of the Series C-1 Preferred Stock for cash would violate or constitute a default under the indebtedness of the Corporation and (B) either shall repay to the extent necessary all such indebtedness that would prohibit the repurchase of the Series C-1 Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness to permit the repurchase of the Series C-1 Preferred Stock for cash. The Corporation shall first comply with this subparagraph 6(d) before it shall repurchase for cash any Series C-1 Preferred Stock pursuant to this paragraph 6.

      (e) Not less than 20 days prior to the consummation of any Consensual Change of Control or within 20 days following the date on which any Non-Consensual Change of Control has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series C-1 Preferred Stock. Such notice shall contain all instructions and materials necessary to enable such holders to tender Series C-1 Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

           (i) that a Change of Control has occurred or will occur, as applicable, that a Change of Control Offer is being made pursuant to this paragraph 6 and that, subject in the case of a Consensual Change of Control to the consummation of the Consensual Change of Control (if the Corporation has so conditioned its Change of Control Offer), all Series C-1 Preferred Stock validly tendered and not withdrawn will be accepted for payment;

           (ii) the purchase price to be paid for shares tendered in such offer (estimated as closely as possible in the case of a Consensual Change of Control), the form of consideration to be paid for tendered shares, and the purchase date (which shall be the Change of Control Date in the case of a Consensual Change of Control and a date no earlier than 30 days nor later than 60 days from the date such notice is mailed in the case of a Non-Consensual Change of Control) (the "Change of Control Payment Date");

           (iii)that any shares of Series C-1 Preferred Stock not tendered will continue to accrue dividends;

           (iv) that, unless the Corporation defaults in making payment therefor, any share of Series C-1 Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after payment therefor on the Change of Control Payment Date;

           (v) that holders electing to have any shares of Series C-1 Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series C-1 Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Corporation and the Transfer Agent may reasonably request to the Transfer Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

           (vi) that holders will be entitled to withdraw their election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C-1 Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series C-1 Preferred Stock purchased;

           (vii)that holders who tender only a portion of the shares of Series C-1 Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series C-1 Preferred Stock; and

           (viii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

      (f) The Corporation will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Corporation to repurchase the shares of Series C-1 Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

      (g) On the Change of Control Payment Date, subject in the case of a Consensual Change of Control to the consummation of the Consensual Change of Control (if the Corporation has so conditioned its Change of Control Offer), the Corporation shall (A) accept for payment the shares of Series C-1 Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of the Corporation, in cash or Acceptable Stock as provided in paragraph (b) above and
(C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Corporation defaults in the payment for the shares of Series C-1 Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series C-1 Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

      (h) To accept the Change of Control Offer, the holder of a share of Series C-1 Preferred Stock shall deliver, prior to the close of business on the Change of Control Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series C-1 Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

      7.   Put/Call.

      (a) At any time on or after the seventh anniversary of the Original Date of Issue of a given Subseries (the "Put/Call Date"), (x) the holders of a majority of the shares of such Subseries then outstanding may, by written notice to the Corporation (the "Put Notice"), require the Corporation to purchase all of the outstanding shares of such Subseries (the "Put Right") and (y) the Corporation may, by written notice to each holder of shares of such Subseries, elect to purchase all of the outstanding shares of such Subseries (the "Call Right"). If either the Put Right or the Call Right is exercised, the consideration per share payable by the Corporation for the shares to be repurchased (the "Put/Call Consideration") shall be, at the option of the Corporation, either:

     (i) payable in cash in an amount equal to the Accrued Value as of the Put/Call Purchase Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date); or

     (ii) payable through the issuance of the number of shares of Common Stock equal to (A) if the Market Price per share for the Common Stock as of the Put/Call Purchase Date is at or above the Conversion Price of such Subseries, (x) the Accrued Value as of the Put/Call Purchase Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) divided by (y) the Market Price per share of the Common Stock as of the Put/Call Purchase Date or (B) if the Market Price per share for the Common Stock as of the Put/Call Purchase Date is below the Conversion Price of such Subseries, (x) the Accrued Value as of the Put/Call Purchase Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (y) the Market Price per share of the Common Stock as of the Put/Call Purchase Date, divided by (z) 0.95.

      (b) If the Corporation shall elect to exercise its Call Right, or if the Corporation shall receive a Put Notice, the Corporation shall promptly give notice to each holder of record of the applicable Subseries; provided, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series C-1 Preferred Stock to be purchased except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice (the "Put/Call Corporation Notice") shall state: (i) the date of purchase (the "Put/Call Purchase Date"), which shall be no earlier than 30 days from the date of the Put/Call Corporation Notice and no later than 45 days from the date of the Put Notice, if one has been given; (ii) the form and amount of the Put/Call Consideration; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Put/Call Consideration; and (iv) that dividends on the shares to be purchased will cease to accrue on the Put/Call Purchase Date.

      (c) The Put/Call Corporation Notice having been given as aforesaid, from and after the Put/Call Purchase Date (unless default shall be made by the Corporation in providing for the payment of the Put/Call Consideration on such date), dividends on the shares of such Subseries shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Put/Call Consideration) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be purchased by the Corporation for the Put/Call Consideration.

      (d) If the Put/Call Consideration is to be in the form of Common Stock, then each holder of the shares to be repurchased shall receive shares and cash ratably in accordance with the number of shares of such Subseries held by such holder.

      (e) For the avoidance of doubt, nothing in this paragraph 6 shall restrict the right of the holders of Series C-1 Preferred Stock to convert their shares of Series C-1 Preferred Stock into shares of Common Stock prior to such holder's acceptance of the Put/Call Consideration on the Put/Call Purchase Date.

      8.   Voting Rights.

      (a) Each holder of Series C-1 Preferred Stock shall be entitled to vote on or give or withhold consent with respect to all matters submitted to the stockholders of the Corporation for a vote or action by written consent and shall be entitled to that number of votes equal to the lesser of (i) the number of shares of Common Stock into which such holder's shares of Series C-1 Preferred Stock could be converted pursuant to the provisions of paragraph 5 hereof or (ii) the product of (A) the number of shares of Common Stock into which all outstanding shares of Series C-1 Preferred Stock could be converted pursuant to the provisions of paragraph 5 hereof if the Conversion Price for each Subseries on the Original Date of Issue of each such Subseries were equal to the Daily Price on the day immediately prior to the Original Date of Issue of each such Subseries and (B) a fraction, the numerator of which is equal to the number of shares of

Series C-1 Preferred Stock held by such holder, and the denominator of which is equal to the number of shares of Series C-1 Preferred Stock then outstanding, in each case on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited; provided, that nothing contained herein shall in any way affect or restrict the rights of any holder to vote shares of any other series of capital stock of the Corporation held by such holder. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C-1 Preferred Stock and Common Stock shall vote together as a single class on all matters.

      (b) In addition, so long as any of the Series C-1 Preferred Stock is outstanding, the affirmative vote of the holders of (x) 66 2/3% of the outstanding shares of Series C-1 Preferred Stock, voting together as a single class, shall be necessary to alter or change the preferences, rights or powers of the Series C-1 Preferred Stock, and (y) a majority of the outstanding shares of Series C-1 Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series C-1 Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Corporation's articles of incorporation (including any certificate of designation or articles of amendment and whether by amendment, merger or otherwise) or by-laws so as to adversely affect the preferences, rights or powers of the Series C-1 Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series C-1 Preferred Stock, or change the Series C-1 Preferred Stock into any other securities (other than as required by paragraph 5(i)), cash or other property, or (iii) issue any additional Series C-1 Preferred Stock (other than pursuant to the terms of the Purchase Agreement or upon conversion of Series C-2 Preferred Stock) or create, authorize or issue any capital stock that ranks prior to or pari passu with (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) the Series C-1 Preferred Stock (other than the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, and the Series C-2 Preferred Stock).

      9.   Miscellaneous.

      (a) Upon any conversion or exchange of shares of Series C-1 Preferred Stock pursuant to Section 5, 6 or 7 hereof (each such conversion or exchange, a "Series C-1 Conversion or Exchange") into or for shares of Common Stock or Acceptable Stock ("Conversion or Exchange Securities"), prior to the delivery of such Conversion or Exchange Securities, the Corporation and/or any other Person issuing such Conversion or Exchange Securities shall (i) comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which such Conversion or Exchange Securities are then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4350(i), as it may be amended from time to time, (ii) take all necessary action to assure that any such Conversion or Exchange Securities will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens, pledges and other security interests (other than caused by the holder), and not subject to any preemptive rights, and
(iii) pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such

Conversion or Exchange Securities, provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or deliver of such Conversion or Exchange Securities in a name other than that of the holder of the Series C-1 Preferred Stock.

      (b) Any fractional share interests payable upon any Series C-1 Conversion or Exchange shall not be paid in Conversion or Exchange Securities but shall instead be paid in cash in an amount equal to such fractional interest multiplied by the Market Price per share of the Conversion or Exchange Securities to be delivered as of the date of such Series C-1 Conversion or Exchange.

      (c) Notwithstanding anything to the contrary herein contained, if in connection with any Series C-1 Conversion or Exchange, the amount of Conversion or Exchange Securities to be received by one or more holders of the Series C-1 Preferred Stock (each, an "Affected Holder") would result in such Series C-1 Conversion or Exchange being subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, or any successor thereto (the "HSR Act"), then compliance with the HSR Act shall be a condition precedent to the consummation of such Series C-1 Conversion or Exchange. The provisions of this paragraph 9(c) shall in no way limit the obligation of the Corporation to comply with the provisions of Sections 6 and 7 hereof.

      (d) Each holder of Series C-1 Preferred Stock hereby agrees, by acceptance of its shares of Series C-1 Preferred Stock, to use its commercially reasonable efforts to make all filings required by the HSR Act and comply with all other provisions of the HSR Act as promptly as practicable to the extent necessary in connection with any Series C-1 Conversion or Exchange or as provided in subparagraph (e).

      (e) If the Corporation shall have received notice from one or more holders of Series C-1 Preferred Stock within 10 business days after receipt by the holders of the Series C-1 Preferred Stock of any Change of Control Notice relating to a Consensual Change of Control to the effect that (A) such holder would be an Affected Holder if such holder were to elect to either (x) convert its shares of Series C-1 Preferred Stock into Common Stock pursuant to Section 5(a) at such time or (y) accept the Change of Control Offer to which such Change of Control Notice relates and (B) such holder reasonably expects to either convert its shares of Series C-1 Preferred Stock in connection with such Change of Control or accept Conversion or Exchange Securities in connection with its acceptance of such Change of Control Offer, the Corporation shall not consummate such Consensual Change of Control unless there shall have occurred the expiration or earlier termination of the waiting period under the HSR Act with respect to the acquisition of such Conversion or Exchange Securities by each such Affected Holder.

      (f) Notwithstanding anything to the contrary contained above, the provisions of Section 9(e) shall not prevent or delay any Consensual Change of Control (A) for a period of more than 60 days from the date that the Change of Control Notice related thereto is received by the holders of the Series C-1 Preferred Stock or (B) if, prior to such

Consensual Change of Control, adequate provision shall have been made (pursuant to an amendment to the certificate or articles of incorporation of the issuer of the Conversion or Exchange Securities) to prevent (to the extent necessary to allow each Affected Holder to acquire the Conversion or Exchange Securities it proposes to acquire without a resulting violation of the HSR Act) each Affected Holder from voting the Conversion or Exchange Securities to be issued to it in connection with such Consensual Change of Control at all times prior to such Affected Holder's compliance with the requirements of the HSR Act (the adequacy of such provision to be determined by mutual agreement of the Corporation and each Affected Holder).

      (g) Reacquired Shares. Any shares of Series C-1 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Corporation's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      (h) Notices. (i) All notices, requests, demands and other communications to the Corporation hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight courier, addressed to the President of the Corporation at the Corporation's principal executive offices.

           (ii) All notices, requests, demands and other communications to the holders of Series C-1 Preferred Stock hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight courier, addressed to each holder of record at such holder's address appearing on the stock transfer register of the Corporation.

           (iii)Such notices, requests, demands and other communications shall be deemed given or delivered (A) three business days following sending by registered or certified mail, postage prepaid, (B) upon delivery by express mail or overnight courier, (C) when sent, if sent by facsimile (but only if such facsimile is actually received) or (D) when delivered, if delivered by hand.

      10. Definitions. The following terms, as used herein, shall have the following meanings:

      "Acceptable Stock" means the Common Stock or, in connection with a Consensual Change of Control, the common stock of another publicly-traded corporation so long as (x) such common stock is listed on the New York Stock Exchange or American Stock Exchange or quoted on the Nasdaq National Market and
(y) the issuance of such stock or the transfer or exchange thereof is pursuant to an effective registration statement in accordance with the Securities Act.

      "Accrued Value" equals, with respect to one share of a particular Subseries of Series C-1 Preferred Stock on any date, $1,000 (or, in the case of any share issued upon conversion of any Series C-2 Preferred Stock, the amount determined in accordance with 5(a) of the Certificate of Designation for the Series C-2 Preferred Stock) plus the amount of all dividends added to the Accrued Value in accordance with paragraph 3(a) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series C-1 Preferred Stock).

      "Change of Control" means a Consensual Change of Control or a Non-Consensual Change of Control.

      "Consensual Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to a wholly-owned subsidiary of the Corporation or (ii) the consummation of any transaction approved by the Board of Directors of the Corporation (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation; provided, however, that "person" as used in clauses (i) and
(ii) shall not include any Purchaser (as defined in the Purchase Agreement).

      "Change of Control Amount" means, with respect to one share of a particular Subseries of Series C-1 Preferred Stock, 101% of the Accrued Value of such share on the Change of Control Payment Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date); provided, that if the Change of Control occurs prior to the third anniversary of the Original Date of Issue of the Subseries of which such share is a part, the Change of Control Amount shall be calculated assuming the Change of Control had occurred on the third anniversary of the Original Date of Issue of such Subseries (and assuming that no dividends had been paid in cash with respect to such share from the actual date of the Change of Control through the third anniversary of the Original Date of Issue of such Subseries).

      "Continuing Directors" means individuals who constituted the Board of Directors of the Corporation on the original date of issue of the Series B-1 Preferred Stock after giving effect to the issuance of the Series B-1 Preferred Stock (the "Incumbent Directors"); provided, that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the

Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting or (ii) such individual was nominated, appointed or selected by the holders of Series B-1 Preferred Stock or nominated, appointed or selected in accordance with Section 6.02 of the Purchase Agreement.

      "Conversion Price" means, with respect to a particular Subseries, the Initial Conversion Price of the shares of such Subseries subject to adjustment from time to time as provided in paragraph 5.

      "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Initial Conversion Price" of each share of a particular Subseries means the initial conversion price of each such share as determined pursuant to
Section 6.04(d) of the Purchase Agreement.

      "Liquidation Value" on any date means, with respect to one share of Series C-1 Preferred Stock, the greater of (i) the Accrued Value on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) and (ii) the amount that would have been payable in connection with such Liquidation Event on the number of shares of Common Stock into which a share of Series C-1 Preferred Stock was convertible on such date.

      "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the closing price on the NASDAQ System, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (such price, with respect to any particular day, the "Daily Price"), in each such case averaged over a period of 21 business days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series C-1 Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series C-1 Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

      "Non-Consensual Change of Control" means: (i) the consummation of any transaction the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation without the approval of the Board of Directors of the Corporation or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that "person" as used in clause (i) shall not include any Purchaser (as defined in the Purchase Agreement).

      "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

      "Purchase Agreement" means the Securities Purchase Agreement dated as of the original date of issue of the Series B-1 Preferred Stock among the Corporation, Welsh, Carson, Anderson & Stowe IX, L.P. and the other purchasers named therein.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Transfer Agent" means the transfer agent for the Series C-1 Preferred Stock appointed by the Corporation, and if none is appointed, the Corporation.

      "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

                                                                       EXHIBIT F
                                                                       ---------

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES C-2 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  LABONE, INC.

                       (Pursuant to Section 351.180 of the
                General and Business Corporation Law of Missouri)

                   -------------------------------------------


           LabOne, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General and Business Corporation Law of Missouri (the "GBCL"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of Incorporation of the Corporation, the following resolution was duly adopted at a meeting of the Board of Directors of the Corporation duly called and held on [_______] [__], [_____]:

           "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of Incorporation of the Corporation, there is hereby created a series of Preferred Stock designated as "Series C-2 Cumulative Convertible Preferred Stock" (the "Series C-2 Preferred Stock"), consisting of [____________ (________)] shares of the authorized but unissued shares of preferred stock, $.01 par value per share, of the Corporation;

           FURTHER RESOLVED, that the Series C-2 Preferred Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in Appendix C-2 attached hereto."

           IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Corporation by its President and attested by its Secretary this [___] day of [_______] [_____].


                               LABONE, INC.



                               --------------------------------
                               -------------------
                               President




Attest:



-------------------------
      ---------------
         Secretary

STATE OF [MISSOURI][KANSAS])
                           ) ss:
COUNTY OF [_______]        )


           I, [_____________________], a Notary Public, do hereby certify that on the [_____] day of [__________] [______], personally appeared before me ____________ who being by me first duly sworn, declared that he is the President of LabOne, Inc., that he signed the foregoing document of the Corporation, and that the statements therein contained are true.




                          ----------------------------------------
                                  Notary Public

                          My commission expires: _________________

                                  APPENDIX C-2

                        POWERS, RIGHTS AND PREFERENCES OF
                              SERIES C-2 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  LABONE, INC.

     1. Multiple Subseries. All shares of Series C-2 Preferred Stock issued on the same date may, from time to time, be referred to herein as a "Subseries", however all shares of Series C-2 Preferred Stock, regardless of Subseries label, shall constitute one single series of preferred stock.

     2. Rank. The Series C-2 Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) pari passu with the Corporation's Series B-1 Cumulative Convertible Preferred Stock (the "Series B-1 Preferred Stock"), Series B-2 Cumulative Convertible Preferred Stock (the "Series B-2 Preferred Stock"), and Series C-1 Cumulative Convertible Preferred Stock (the "Series C-1 Preferred Stock", and together with the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, and the Series C-2 Preferred Stock, the "Preferred Stock") and (ii) senior to all classes of the Corporation's common stock, par value $.01 per share ("Common Stock"), and to each other class of capital stock of the Corporation now or hereafter established (collectively, the "Junior Securities"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

     3. Dividends.

          (a) Each holder of record of Series C-2 Preferred Stock shall be entitled to receive cumulative dividends in an amount per share equal to the Dividend Rate per annum on the Accrued Value. Such dividends shall accrue from and after the date of issue (except that dividends on any amounts added to the Accrued Value shall accrue only from the date such amounts are added to the Accrued Value) and shall be added to the Accrued Value semi-annually, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, on February 28th and August 31st of each year (each such date being a "Dividend Accrual Date" and each such semi-annual period being a "Dividend Period"), commencing with the Original Date of Issue of shares of such Subseries. Dividends for any period shorter than a Dividend Period shall be computed on the basis of the actual number of days elapsed over twelve 30-day months and a 360-day year.

          (b) In case the Corporation shall make any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series C-2 Preferred Stock on the record date for such dividend or distribution shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock underlying such Series C-2 Preferred Stock (after conversion of such Series C-2 Preferred Stock into Series C-1 Preferred Stock and assuming the Approval Date had occurred on such record date).

          (c) In case the Corporation shall make any dividend or distribution to holders of Series C-1 Preferred Stock, whether payable in cash, securities or other property (other than dividends or distributions referred to in subsection
(b) or dividends or distributions payable solely in Series C-1 Preferred Stock), the holder of each share of Series C-2 Preferred Stock on the record date for such dividend or distribution shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Series C-1 Preferred Stock into which such Series C-2 Preferred Stock would be convertible on such record date if the Approval Date had occurred on such record date.

          (d) So long as any shares of the Series C-2 Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than
(i) a dividend on the Corporation's Common Stock as determined and declared by the Board of Directors in which the holders of the Series C-2 Preferred Stock participate in accordance with subparagraph (b) above or (ii) repurchases of shares from employees of the Corporation and its subsidiaries upon termination of the holder's employment.

          (e) The date on which the Corporation initially issues any particular share of Series C-2 Preferred Stock shall be deemed to be its "date of issue" for purposes hereof regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share. The date on which the Corporation initially issues shares of a particular Subseries of Series C-2 Preferred Stock shall be referred to as the "Original Date of Issue" and the date on which the Corporation initially issues the first share of Series B-1 Preferred Stock or Series B-2 Preferred Stock shall be referred to as the "Series B Original Date of Issue".

     4. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each a "Liquidation Event"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series C-2 Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full.

Solely for the purposes of this paragraph 4, a Change of Control shall not be deemed to be a Liquidation Event.

          (b) After payment shall have been made in full to the holders of the Preferred Stock, as provided in this paragraph 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Corporation, and the holders of the Preferred Stock shall not be entitled to share therein.

     5. Conversion.

          (a) Subject to the provisions of this paragraph 5, each share of Series C-2 Preferred Stock shall be automatically converted into one share of Series C-1 Preferred Stock on the Approval Date without any further action required by the Corporation or the holder of such share. The Accrued Value of the share of Series C-1 Preferred Stock into which each share of a particular Subseries of Series C-2 Preferred Stock shall convert on the Approval Date shall be: (i) if the Approval Date occurs prior to the date which is six months from the Series B Original Date of Issue, equal to the Accrued Value which a share of Series C-1 Preferred Stock issued on the Original Date of Issue of shares of such Subseries would have had on the Approval Date or (ii) if the Approval Date occurs on or after the date which is six months from the Series B Original Date of Issue, equal to the Accrued Value of each share of such Subseries of Series C-2 Preferred Stock on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date). For the avoidance of doubt, the "Conversion Price" (as defined in the certificate of designation for the Series C-1 Preferred Stock) of the share of Series C-1 Preferred Stock into which each share of a particular Subseries of Series C-2 Preferred Stock shall convert on the Approval Date shall be equal to the Conversion Price which a share of Series C-1 Preferred Stock issued on the Original Date of Issue of shares of such Subseries would have on the Approval Date.

               (i) Unless the shares issuable on conversion pursuant to this paragraph 5 are to be issued in the same name as the name in which such shares of Series C-2 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

               (ii) As promptly as possible, but in any event within 5 business days after the Approval Date and after surrender by the holder of the certificates for shares of Series C-2 Preferred Stock, the Corporation shall issue and shall deliver to such holder, or on the holder's written order (upon compliance by such holder with subparagraph (b)(i) hereof and federal and state securities laws applicable thereto which require the holder to take any action) to the holder's transferee, a certificate or certificates for the whole number of shares of Series C-1 Preferred Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 5.

               (iii) All shares of Series C-1 Preferred Stock delivered upon conversion of the Series C-2 Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges (other than caused by the holder) and not subject to any preemptive rights.

          (b) The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Series C-1 Preferred Stock (and shares of Common Stock into which such shares of Series C-1 Preferred Stock may be converted) as shall be required for the purpose of effecting conversion of the Series C-2 Preferred Stock (and the underlying Series C-1 Preferred Stock).

          (c) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C-2 Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

          (d) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Series C-1 Preferred Stock on conversion of the Series C-2 Preferred Stock pursuant hereto; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series C-1 Preferred Stock in a name other than that of the holder of the Series C-2 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (e) In connection with the conversion of any shares of Series C-2 Preferred Stock, no fractional shares of Series C-1 Preferred Stock shall be issued, but in lieu thereof the Corporation shall pay to the holder thereof the value of such Series C-2 Preferred share in cash as determined by reference to the Accrued Value of such share on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date).

          (f) Subdivision or Combination of Series C-1 Preferred Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Series C-1 Preferred Stock into a greater number of shares or if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Series C-1 Preferred Stock into a smaller number of shares, then, in either such case, the number of shares of Series C-1 Preferred Stock into which the Series C-2 Preferred Stock shall be convertible shall be proportionately adjusted.

          (g) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Series C-1 Preferred Stock or Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series C-1 Preferred Stock or Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C-2 Preferred Stock then outstanding) to insure that each of the holders of Series C-2 Preferred Stock shall thereafter have the right to acquire and receive, upon the obtaining of Shareholder Approval, in lieu of or in addition to (as the case may be) the shares of Series C-1 Preferred Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C-2 Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the Approval Date had occurred on such date and such shares of Series C-2 Preferred Stock had been converted into Series C-1 Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C-2 Preferred Stock then outstanding) to insure that the provisions of paragraph 5 hereof shall thereafter be applicable to the Series C-2 Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C-2 Preferred Stock then outstanding), the obligation to deliver to each holder of Series C-2 Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (h) Notices.

               (i) Immediately upon any adjustment to the number of shares of Series C-1 Preferred Stock into which the Series C-2 Preferred Stock is convertible, the Corporation shall give written notice thereof to all holders of Series C-2 Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Series C-2 Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution referred to in Section 3(b) or Section 3(c), (b) with respect to any pro rata subscription offer to holders of Common Stock or Series C-1 Preferred Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the holders of Series C-2 Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          (i) Certain Mergers. In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock and/or Series C-1 Preferred Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Corporation covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series C-2 Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series C-2 Preferred Stock signed by a duly authorized officer of the Corporation indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series C-1 Preferred Stock and the Series C-2 Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series C-1 Preferred Stock and the Series C-2 Preferred Stock had immediately prior to such transaction.

     6. Change of Control Offer.

          (a) Not less than 20 days prior to the consummation of any Consensual Change of Control and promptly after the occurrence of any Non-Consensual Change of Control (the date of any such Change of Control being the "Change of Control Date"), the Corporation shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Series C-2 Preferred Stock pursuant to the terms described in subparagraph (d) below (the "Change of Control Offer") at a purchase price equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series C-2 Preferred Stock tendered in response to the Change of Control Offer pursuant to the terms hereof; provided, that with respect to any Consensual Change of Control, the Corporation may condition its offer to purchase on consummation of the Consensual Change of Control.

          (b) The Change of Control Amount payable to each holder of Series C-2 Preferred Stock shall be payable in cash.

          (c) Prior to the mailing of the Change of Control Notice referred to in subparagraph (d), the Corporation shall (A) promptly determine if the purchase of the Series C-2 Preferred Stock for cash would violate or constitute a default under the indebtedness of the Corporation and (B) either shall repay to the extent necessary all such indebtedness that would prohibit the repurchase of the Series C-2 Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness to permit the repurchase of the Series C-2 Preferred Stock for cash. The Corporation shall first comply with this subparagraph (c) before it shall repurchase for cash any Series C-2 Preferred Stock pursuant to this paragraph 6.

          (d) Not less than 20 days prior to the consummation of any Consensual Change of Control or within 20 days following the date on which any Non-Consensual Change of Control has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series C-2 Preferred Stock. Such notice shall contain all instructions and materials necessary to enable such holders to tender Series C-2 Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (i) that a Change of Control has occurred or will occur, as applicable, that a Change of Control Offer is being made pursuant to this paragraph 6 and that, subject in the case of a Consensual Change of Control to the consummation of the Consensual Change of Control (if the Corporation has so conditioned its Change of Control Offer), all Series C-2 Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (ii) the Change of Control Amount to be paid for shares tendered in such offer (estimated as closely as possible in the case of a Consensual Change of Control) and the purchase date (which shall be the Change of Control Date in the case of a Consensual Change of Control and a date no earlier than 30 days nor later than 60 days from the date such notice is mailed in the case of a Non-Consensual Change of Control) (the "Change of Control Payment Date");

               (iii) that any shares of Series C-2 Preferred Stock not tendered will continue to accrue dividends;

               (iv) that, unless the Corporation defaults in making payment therefor, any share of Series C-2 Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after payment therefor on the Change of Control Payment Date;

               (v) that holders electing to have any shares of Series C-2 Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series C-2 Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Corporation and the Transfer Agent may reasonably request to the Transfer Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C-2 Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series C-2 Preferred Stock purchased;

               (vii) that holders who tender only a portion of the shares of Series C-2 Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series C-2 Preferred Stock; and

               (viii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

          (e) The Corporation will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Corporation to repurchase the shares of Series C-2 Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

          (f) On the Change of Control Payment Date, subject in the case of a Consensual Change of Control to the consummation of the Consensual Change of Control (if the Corporation has so conditioned its Change of Control Offer), the Corporation shall (A) accept for payment the shares of Series C-2 Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the Change of Control Amount in cash and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Corporation defaults in the payment for the shares of Series C-2 Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series C-2 Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

          (g) To accept the Change of Control Offer, the holder of a share of Series C-2 Preferred Stock shall deliver, prior to the close of business on the Change of Control Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series C-2 Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

     7. Redemption.

               (i) If the Approval Date has not occurred prior to the third anniversary of the Original Date of Issue of shares of a particular Subseries, the holders of a majority of the shares of such Subseries then outstanding may require the Corporation to redeem all of the outstanding shares of such Subseries at a redemption price, payable in cash, equal to the Accrued Value of such shares on the Redemption Payment Date for such shares (treating the Redemption Payment Date for such shares as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date). In order to require such redemption, the stockholders requesting such redemption (the "Requesting Stockholders") shall deliver a notice of redemption (the "Redemption Notice") to the Corporation no later than 30 days following the third anniversary of the Original Date of Issue. If the Redemption Notice is delivered to the Corporation in a timely manner, the shares of such Subseries shall be redeemed in two installments, with 50% of the shares then outstanding to be redeemed (and the redemption price for such shares paid) on the third business day following delivery of the Redemption Notice and with all of the shares outstanding one year following delivery of the Redemption Notice to be redeemed (and the redemption price for such shares paid) on such one-year anniversary (each such date of payment, as applicable, a "Redemption Payment Date"), subject, in each case, to any limitations on such redemption that may be contained in the terms of the senior credit arrangements of the Corporation in effect at such time (the "Senior Credit Arrangements"). If the Corporation is of the opinion that any such redemption would be in violation of the terms of the Senior Credit Arrangements, the Requesting Stockholders may require the Corporation to use its best efforts to consummate the sale and issuance of subordinated debt securities as soon as practicable after the third anniversary of the Original Date of Issue of shares of such Subseries and to use the proceeds from such sale and issuance to redeem all of the shares of such Subseries of Series C-2 Preferred Stock. The first installment of the redemption shall be made on a pro rata basis among all the holders of such Subseries of Series C-2 Preferred Stock based on the number of shares of such Subseries of Series C-2 Preferred Stock then held of record by such holders. For the avoidance of doubt, it is understood that if a redemption occurs, the shares of such Subseries of Series C-2 Preferred Stock to be redeemed in the second installment on the date that is one year from the delivery of the Redemption Notice shall continue to accrue dividends in accordance with Section 3 hereof until the Redemption Payment Date for such shares.

               (ii) At any time (a) following the third anniversary (but before the fifth anniversary) of the Original Date of Issue of shares of a particular Subseries of Series C-2 Preferred Stock, the Corporation may, at its option, redeem all, but not less than all, of the outstanding shares of such Subseries of Series C-2 Preferred Stock at a redemption price per share, payable in cash, equal to 105% of the Accrued Value of such share on the date of payment therefor (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), and (b) following the fifth anniversary (but before the seventh anniversary) of the Original Date of Issue of shares of a particular Subseries of Series C-2 Preferred Stock, the Corporation may, at its option, redeem all, but not less than all, of the outstanding shares of such Subseries of Series C-2 Preferred Stock at a redemption price per share, payable in cash, equal to the Accrued Value of such share on the date of payment therefor (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date).

               (iii) On the seventh anniversary of the Original Date of Issue of shares of a particular Subseries of Series C-2 Preferred Stock, the Corporation will be required to redeem, and the holders of shares of such Subseries of Series C-2 Preferred Stock shall be required to deliver for redemption, all of the outstanding shares of such Subseries of Series C-2 Preferred Stock at a redemption price per share, payable in cash, equal to the Accrued Value of such share on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date).

          (b) In the case of subparagraphs (ii) and (iii) above, notice of any redemption shall be given by the Corporation not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed; provided, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of any Subseries of Series C-2 Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date (which, in the case of a redemption pursuant to clause (iii), shall be such seventh anniversary; (ii) the redemption price;
(iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue from and after such redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price for the shares called for redemption on such redemption date).


          (c) Notice having been given as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption), dividends on the shares of such Subseries of Series C-2 Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share of such Subseries shall be redeemed by the Corporation at the redemption price.

     8. Voting Rights.

          (a) Except as required by law, each holder of Series C-2 Preferred Stock shall not be entitled to vote on any matter subject to the vote of the holders of the Corporation's Voting Securities.

          (b) So long as any of the Series C-2 Preferred Stock is outstanding, the affirmative vote of the holders of (x) 66 2/3% of the outstanding shares of Series C-2 Preferred Stock, voting together as a single class, shall be necessary to alter or change the preferences, rights or powers of the Series C-1 Preferred Stock or the Series C-2 Preferred Stock, and (y) a majority of the outstanding shares of Series C-2 Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of the Series C-1 Preferred Stock or the Series C-2 Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Corporation's articles of incorporation (including any certificate of designation or articles of amendment and whether by amendment, merger or otherwise) or by-laws so as to adversely affect the preferences, rights or powers of the Series C-1 Preferred Stock or the Series C-2 Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series C-1 Preferred Stock or the Series C-2 Preferred Stock, or change the Series C-1 Preferred Stock or the Series C-2 Preferred Stock into any other securities, cash or other property (other than the conversion of Series C-2 Preferred Stock into Series C-1 Preferred Stock upon Shareholder Approval), or (iii) issue (other than, prior to the Approval Date, pursuant to the terms of the Purchase Agreement (as defined below)) any additional Series C-2 Preferred Stock or create, authorize or issue any capital stock that ranks prior to or pari passu with (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) the Series C-1 Preferred Stock or the Series C-2 Preferred Stock (other than Series B-1 Preferred Stock or Series B-2 Preferred Stock).

          (c) So long as any of the Series B-2 Preferred Stock or Series C-2 Preferred Stock is outstanding, unless such compliance is waived in writing by the affirmative vote of the holders of a majority of the outstanding shares of Series B-2 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class, the Corporation will comply with all provisions of Section 6.09 of the Purchase Agreement, which provisions are incorporated by reference herein with the same effect as if set forth in full herein. Any amendments to the Purchase Agreement shall be ineffective with respect to the Series C-2 Preferred Stock unless consented to by the holders of 66 2/3% of the outstanding shares of Series C-2 Preferred Stock. Copies of the Purchase Agreement are available upon request from the Secretary of the Corporation.

          (d) If the Corporation shall fail to comply with any one or more of the provisions in paragraphs 8(b) or 8(c), then upon and during the continuance of any such default, the Dividend Rate shall be increased to 23%.

     9. Miscellaneous.

     (a) Notwithstanding anything to the contrary herein contained, if in connection with any conversion of shares of Series C-2 Preferred Stock pursuant to Section 5 hereof, the amount of Series C-1 Preferred Stock to be received by one or more holders of the Series C-2 Preferred Stock would result in such conversion being subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, or any successor thereto (the "HSR Act"), then compliance with the HSR Act shall be a condition precedent to the consummation of such conversion. The provisions of this paragraph 9(a) shall in no way limit the obligation of the Corporation to comply with the provisions of Sections 6 and 7 hereof.

      (b) Each holder of Series C-2 Preferred Stock hereby agrees, by acceptance of its shares of Series C-2 Preferred Stock, to use its commercially reasonable efforts to make all filings required by the HSR Act and comply with all other provisions of the HSR Act as promptly as practicable to the extent necessary in connection with any conversion of Series C-2 Preferred Stock.

      (c) Reacquired Shares. Any shares of Series C-2 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Corporation's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      (d) Notices. (i) All notices, requests, demands and other communications to the Corporation hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight courier, addressed to the President of the Corporation at the Corporation's principal executive offices.

               (ii) All notices, requests, demands and other communications to the holders of Series C-2 Preferred Stock hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight courier, addressed to each holder of record at such holder's address appearing on the stock transfer register of the Corporation.

               (iii) Such notices, requests, demands and other communications shall be deemed given or delivered (A) three business days following sending by registered or certified mail, postage prepaid, (B) upon delivery by express mail or overnight courier, (C) when sent, if sent by facsimile (but only if such facsimile is actually received) or (D) when delivered, if delivered by hand.

     10. Definitions. The following terms, as used herein, shall have the following meanings:

      "Accrued Value" equals, with respect to one share of a particular Subseries of Series C-2 Preferred Stock on any date, $1,000 plus the amount of all dividends added to the Accrued Value in accordance with paragraph 3(a) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series C-2 Preferred Stock).

      "Approval Date" means the date on which Shareholder Approval is obtained.

      "Change of Control" means a Consensual Change of Control or a Non-Consensual Change of Control.

      "Consensual Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to a wholly-owned subsidiary of the Corporation or (ii) the consummation of any transaction approved by the Board of Directors of the Corporation (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation; provided, however, that "person" as used in clauses (i) and
(ii) shall not include any Purchaser (as defined in the Purchase Agreement).

      "Change of Control Amount" means, with respect to one share of a particular Subseries of Series C-2 Preferred Stock, 101% of the Accrued Value of such share on the Change of Control Payment Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date); provided, that if the Change of Control occurs on a date prior to the third anniversary of the Original Date of Issue of the Subseries of which such share is a part, the Change of Control Amount shall be calculated assuming the Change of Control had occurred on the third anniversary of the Original Date of Issue of shares of such Subseries (and assuming that no dividends had been paid in cash with respect to such share from the actual date of the Change of Control through the third anniversary of the Original Date of Issue of shares of such Subseries).

      "Continuing Directors" means individuals who constituted the Board of Directors of the Corporation on the Series B Original Date of Issue, after giving effect to the issuance of the Series B-1 Preferred Stock (the "Incumbent Directors"); provided, that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting or (ii) such individual was nominated, appointed or selected by the holders of Series B-1 Preferred Stock or nominated, appointed or selected in accordance with Section 6.02 of the Purchase Agreement.

      "Dividend Rate" means eighteen percent (18%), or if adjusted pursuant to
Section 8(d), twenty-three (23%) percent.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Liquidation Value" on any date means, with respect to one share of Series C-2 Preferred Stock, the greater of (i) the Accrued Value on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) and (ii) the amount that would have been payable in connection with such Liquidation Event on the number of shares of Common Stock into which the number of shares of Series C-1 Preferred Stock resulting from the conversion of the Series C-2 Preferred Stock was convertible on such date (as if the Approval Date had occurred on such date).

      "Non-Consensual Change of Control" means: (i) the consummation of any transaction the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation without the approval of the Board of Directors of the Corporation or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that "person" as used in clause (i) shall not include any Purchaser (as defined in the Purchase Agreement).

      "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

      "Purchase Agreement" means the Securities Purchase Agreement dated as of the Series B Original Date of Issue among the Corporation, Welsh, Carson, Anderson & Stowe IX, L.P. and the other purchasers named therein.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shareholder Approval" means the approval of requisite holders of the Common Stock with respect to each of the following: (1) the removal of the Conversion Cap contemplated in paragraph 5(a)(iii) of the certificate of designations for the Series B-1 Preferred Stock, (2) the automatic conversion of the Series C-2 Preferred Stock into Series C-1 Preferred Stock pursuant to the terms hereof, (3) the automatic conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock pursuant to the certificate of designation for the Series B-2 Preferred Stock, and (4) the rights of the holders of the Series B-1 Preferred Stock to elect directors to the Board of Directors of the Corporation as described in paragraphs 7(c)(ii) and 7(c)(iii) of the certificate of designations for the Series B-1 Preferred Stock.

      "Transfer Agent" means the transfer agent for the Series C-2 Preferred Stock appointed by the Corporation, and if none is appointed, the Corporation.

      "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

                                                                       EXHIBIT G
                                                                       ---------

                     AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

(Attached as Exhibit 4.6 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT H
                                                                       ---------

                            MORRISON & HECKER L.L.P.
                                Attorneys at Law
                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208
                                 www.moheck.com


                                 August 31, 2001



Welsh, Carson, Anderson and Stowe IX, L.P.
320 Park Avenue, Suite 2500
New York, NY 10022-6815

      Re:   Securities Purchase Agreement dated as of August 31, 2001, together with the schedules and exhibits attached thereto (the "Securities Purchase Agreement"), by and among the Company, Welsh, Carson, Anderson and Stowe IX, L.P., a Delaware limited partnership, and the other purchasers named on Schedule I to the Securities Purchase Agreement

Ladies and Gentlemen:

     We have acted as counsel to LabOne, Inc. (the "Company") in connection with the transactions contemplated in that certain Securities Purchase Agreement. Our opinion is being delivered at the request of the Company pursuant to Section 5.2(h) of the Securities Purchase Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

     In our capacity as counsel to the Company and for purposes of this letter, we have examined:

     A. The following transaction documents referred to throughout as the "Transaction Documents":

          (i)   the Securities Purchase Agreement;

          (ii)  Series B-1 Preferred Certificate of Designation;

          (iii) Series B-2 Preferred Certificate of Designation;

          (iv)  The Warrant Agreement;

          (v)   The Registration Rights Agreement;

          (vi)  The Rights Plan Amendment;

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 2


          (vii)  Each Series A Note;

          (viii) Each Warrant Certificate;

          (ix)   Commerce Bank Waiver dated August 30, 2001; and

     B. The following corporate documents referred to throughout as the "Corporate Documents":

          (i) copies of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Missouri;

          (ii)  copies of the Bylaws of the Company;

          (iii) Resolutions duly adopted by the Board of Directors and the Executive Committee of the Company at meetings duly convened and held on August 24, 2001 and August 29, 2001 (collectively, the "Board Resolutions");

          (iv)  Secretary's Certificate of the Company dated August 31, 2001

          (v)   Officer's Certificate of Company dated August 31, 2001;

          (vi) Certificate of Corporate Good Standing dated August 23, 2001 issued by the Secretary of State of the State of Missouri to the effect that the Company was incorporated under the laws of the State of Missouri, and is in good standing, having fully complied with all the requirements of the office of the Secretary of State of the State of Missouri (the "Missouri Good Standing Certificate");

          (vii) Certificate of Corporate Good Standing dated August 28, 2001 issued by the Secretary of State of the State of Kansas to the effect that the Company is in good standing according to the records now on file in the office of the Secretary of State of the State of Kansas (the "Kansas Good Standing Certificate"; together with Missouri Good Standing Certificate, the "Good Standing Certificates"); and

          (viii) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this Letter.

     In rendering the opinions set forth herein, we have assumed, without independent investigation on our part, the following:

     1. State substantive and procedural laws, including but not limited to rules regarding conflicts of laws, applicable to the Transaction Documents, are identical to Missouri substantive and procedural law, and any state or federal court interpreting or enforcing the Transaction Documents would apply and enforce the Transaction Documents identically to a state or federal court located in Missouri.

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 3


     2. We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us; (ii) that the execution, delivery and/or acceptance of the Transaction Documents have been duly authorized by all action, corporate or otherwise, necessary by the parties to the Transaction Documents other than the Company, (iii) the legal capacity of all natural persons executing the Transaction Documents and the Company Documents; (iv) the payment by the Purchasers of the consideration specified in Schedule I to the Securities Purchase Agreement and (v) that the Transaction Documents accurately describe and contain the mutual understandings of the parties, and that there are no oral or written statements or agreements or usages of trade or courses of prior dealings among the parties that would modify, amend or vary any of the terms of the Transaction Documents.

     As to questions of fact material to the opinions stated herein we have relied upon the representations and warranties set forth in the Securities Purchase Agreement and other Transaction Documents, the statements made in the Officer's Certificate, the Secretary's Certificate, the Good Standing Certificates and certificates of other representatives of the Company and factual information we have obtained from such other sources as we have deemed reasonable, which we have assumed, without independent investigation on our part, to be true and correct as of the date hereof. In addition, we have obtained and relied upon those certificates of public officials as we considered appropriate. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this Letter. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction. For purposes of the opinion in paragraph 1 as to the Company being validly existing and in good standing under the laws of the State of Missouri and in good standing under the laws of the State of Kansas, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

     Based on the foregoing and subject to the assumptions and qualifications set forth in this Letter and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing under the laws of the State of Missouri and in good standing under the laws of the State of Missouri and in good standing as a foreign corporation under the laws of the State of Kansas. The Company has all requisite corporate power and corporate authority necessary to (i) own or lease and operate its properties and assets, and to carry on its business as it is now being conducted and presently proposed to be conducted, (ii) execute and deliver each of the Transaction Documents, and (iii) issue, sell and deliver the Initial Securities.

     2. Each of (i) the execution and delivery by the Company of the Transaction Documents, (ii) the performance by the Company of the transactions contemplated thereby and of its respective obligations thereunder and under each of the Series B-1 Preferred Certificate of

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 4


Designation and the Series B-2 Preferred Certificate of Designation (together, the "Preferred Certificates of Designation"), (iii) the issuance, sale and delivery by the Company of the Initial Securities and the Conversion Shares, and
(iv) the amendment of the Company's Rights Plan in accordance with the Rights Plan Amendment (a) have been duly authorized by all requisite corporate action (except to the extent that such transactions or issuances are expressly made subject to shareholder approval in the Transaction Documents) and (b) will not
(i) to our knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its properties or assets (but excluding the anti-fraud rules under federal and state securities laws or the rules and regulations of National Association of Securities Dealers, Inc., (collectively, "Applicable Laws")), (ii) conflict with the Articles of Incorporation or Bylaws of the Company, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement or other instrument set forth in Section 6.09(a)(i)(C) and (D) of the Securities Purchase Agreement ("6.09(a)(i)(C) and
(D) Documents") or (iv) other than a Permitted Lien or as set forth on Item 2.04(c), result in the creation or imposition of any Lien upon any of the material properties or assets of the Company or any Subsidiary.

     3. Each Transaction Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors rights generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (c) the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     4. The Series B-1 Preferred Shares and the Series B-2 Preferred Shares issued pursuant to the Securities Purchase Agreement have been duly authorized by the Company and have been duly and validly issued and are fully paid and non-assessable shares of capital stock of the Company. The Conversion Shares to be issued, pursuant to the Series B-1 Preferred Certificate of Designation, the Series B-2 Preferred Certificate of Designation and the Warrant Agreement, as applicable, have been duly authorized by the Company and upon issuance will be duly and validly issued, fully paid and non-assessable shares of Common Stock or Series B-1 Preferred Shares, as the case may be.

     5. The issuance, sale and delivery of the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Conversion Shares, the Initial Warrants, and the Series A Notes is not subject to any statutory or, to our knowledge, any contractual right of first refusal or other similar right in favor of any person, or any provision of the Company's Articles of Incorporation or Bylaws which grants preemptive rights to stockholders of the Company. Based in part on
(a) the investment representations of each Purchaser contained in Article III of the Securities Purchase Agreement, (b) the information governing states of residence of the Purchasers provided to us, and (c) subject to filing of any other required notice filings under federal or state Laws, the offer, sale and issuance of the Initial Securities under the Securities Purchase Agreement does not

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 5


require registration under the Securities Act or qualification or registration under any applicable state securities laws.

     6. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $0.01 per share, and 3,000,000 shares of Preferred Stock, par value $.01 per share, of which (A) as of the Closing Date (after the filing of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation), 300,000, 45,000, and 30,000 shares will have been designated as Series A Preferred Stock, Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock, respectively. 8,000,000 shares of Common Stock have been duly reserved for issuance upon exercise of the Initial Warrants and upon conversion of Series B-1 Preferred Shares (including on an as-converted basis (assuming Company Stockholder Approval is obtained) the Series B-2 Preferred Shares) pursuant to the Series B-1 Preferred Certificate of Designation. 21,000 shares of Series B-1 Preferred Shares have been duly reserved for issuance upon the conversion of the Series B-2 Preferred Shares pursuant to the Series B-2 Preferred Certificate of Designation. As of the close of business on August 30, 2001, 10,778,310 shares of Common Stock were issued and outstanding, and no Series B-1 Preferred Shares or Series B-2 Preferred Shares were issued or outstanding.

     7. To our knowledge and except as contemplated by or disclosed under the Securities Purchase Agreement, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock nor does it have outstanding any warrants, rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. To our knowledge, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as disclosed in or pursuant to the Securities Purchase Agreement.

     8. To our knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in connection with or against the Company or its properties before any court or governmental agency questioning the validity of the Transaction Documents or any action taken or to be taken in connection therewith.

     9. In accordance with the provisions of the Transaction Documents, the approval of the Transaction Documents and the transactions contemplated thereby pursuant to the Board Resolutions is sufficient to render inapplicable to (A) the issuance and delivery of the Initial Securities and the Conversion Shares, and the Purchaser's ownership and voting of such securities, the provisions of
Section 351.459 of the General and Business Corporation Law of the State of Missouri (the "Missouri Code") and (B) the issuance and delivery of the Initial Securities and the Conversion Shares, the provisions of Article X of the Articles of Incorporation of the Company. Pursuant to the Rights Plan Amendment, the provisions of the Rights Agreement dated as of February 11, 2000 between the Company and American Stock Transfer & Trust Company will be rendered inapplicable to the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities, and any securities issuable upon conversion or exercise of the Additional Securities to the Purchasers. Section
351.407 of the

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 6


Missouri Code is not applicable to the issuance and delivery of the Initial Securities, the Conversion Shares, the Additional Securities, and any securities issuable upon conversion or exercise of the Additional Securities, and the Purchasers' ownership and voting of such securities.

     The opinions set forth in this Letter are expressly subject to the following qualifications:

     A. As used in this opinion with respect to any matter, the qualifying phrase to the extent of "our knowledge" or "our actual knowledge" or such similar phrase means only to the extent of the conscious awareness of facts or other information by: (i) the lawyer signing this opinion; and (ii) any lawyer who has had active involvement in negotiating or preparing the Transaction Documents or preparing this opinion.

     B. With respect to our opinion number 2, we express no opinion as to whether or not the actions described in opinion number 2 conflict with or result in a breach of, or constitute a default under any financial covenant or other covenant, restriction or provision in the 6.09(a)(i)(C) and (D) Documents requiring the Company to satisfy certain financial ratios or tests. Section 302(b) of the Trust Indenture dated September 1, 1998 between the City of Lenexa, Kansas and Intrust Bank, N.A. (the "Trust Indenture"), provides in part that the Bonds (as defined in the Trust Indenture) are subject to redemption upon any transaction that places "unreasonable burdens or excessive liabilities" on the Company. We express no opinion as to whether the Transaction places "unreasonable burdens or excessive liabilities" on the Company.

     C. The enforceability of the Transaction Documents is subject to the effect of generally applicable rules of Law that limit or deny the enforceability of provisions purporting to require indemnification of a party against liability for its own action or inaction to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct.

     D. We express no opinion as to the validity, enforceability or binding effect of (i) any provision which requires that modifications of an agreement or waivers be in writing, (ii) any provision relating to choice of governing law, consent to jurisdiction, jury waiver or forum selection, (iii) any provision to the effect that any action or failure to act does not constitute a waiver, (iv) any provision relating to the exclusivity or non-exclusivity of any remedy or remedies or providing that remedies are cumulative, (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, (vi) any provision which purports to establish evidentiary standards or to make determinations conclusive, and (vii) any provision that purports to waive any statutes of limitations or that otherwise directly or indirectly purports to limit the time in which any action may be instituted in connection with enforcement of rights and obligations under an agreement.

     E. We are authorized and licensed to practice law in the State of Missouri and we do not purport to express any opinion concerning any law other than the law of the State of Missouri, applicable federal law, and the applicable law of any other jurisdiction to the extent such law is identical, as applied, to Missouri law. Our opinions are given as of the date hereof, and therefore, are issued only with respect to the present status of such laws, and we assume no

Welsh, Carson, Anderson and Stowe IX, L.P.
August 31, 2001
Page 7


obligation to update or supplement our opinions in response to subsequent changes in the law or future events or circumstances affecting the Transaction.

     This Letter may be relied upon only by the addressee hereof in connection with the Transaction and may not be used, disclosed or relied upon by any other person for any purpose whatsoever without in each instance our prior written consent, other than in connection with regulatory requirements or in response to a court order.

                                    Sincerely,

                                                                       EXHIBIT I
                                                                       ---------

                          REGISTRATION RIGHTS AGREEMENT

(Attached as Exhibit 4.7 to the Form 8-K/A Amendment No. 2 dated August 31,
2001)

                                                                       EXHIBIT J
                                                                       ---------

                               [RMHM&K Letterhead]



                                             August 31, 2001




LabOne, Inc.
10101 Renner Blvd.
Lenexa, KS 66129

Ladies and Gentlemen:

           We have acted as counsel to Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership ("WCAS") in connection with the Securities Purchase Agreement, dated as of August 31, 2001 (the "Purchase Agreement"), among WCAS, the other persons named on the schedules attached thereto (together with WCAS, each individually a "Purchaser" and collectively the "Purchasers") and LabOne, Inc., a Missouri corporation (the "Company"). Pursuant to the Purchase Agreement, WCAS has entered into the Warrant Agreement, dated the date hereof (the "Warrant Agreement"), the Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement", and collectively with the Purchase Agreement and the Warrant Agreement, the "Transaction Documents"), with the Company and the other persons named therein. This opinion is hereby delivered to you as required by the provision of Section 5.03(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Purchase Agreement.

           In furnishing this opinion, we have made such legal and factual examinations and inquiries, as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined executed counterparts of the Transaction Documents. We have also examined (i) such records of WCAS as we considered appropriate, including the certificate of limited partnership and the limited partnership agreement of WCAS, (ii) certified copies of official records of various state authorities with respect to the organization, qualification and good standing of WCAS and (iii) originals or copies satisfactory to us of all such agreements, certificates, governmental orders, permits, authorizations and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In making such examinations, we have assumed the genuineness of all signatures on original and certified documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to executed documents of all unexecuted copies submitted to us and the conformity to the original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, to the extent that such facts were not independently established by us, relied upon the representations and warranties of WCAS set forth in the Purchase Agreement and oral statements, written information and certificates of public officials and officers or other representatives of WCAS. Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of WCAS in connection with the transactions referred to in the first paragraph hereof, no information has come to our attention that would give us actual knowledge of the existence or absence of such facts.

           Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion as follows:

           1. WCAS is a limited partnership validly existing and in good standing under the laws of the State of Delaware.

           2. WCAS has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution and delivery by WCAS of the Transaction Documents and the consummation by WCAS of the transactions contemplated thereby have been duly authorized by all necessary action on the part of WCAS. Each of the Transaction Documents has been duly and validly executed and delivered by WCAS and constitutes the valid and binding obligation of WCAS, enforceable in accordance with its terms, except as the indemnity obligations under Section 3(b) of the Registration Rights Agreement may be limited by applicable laws and subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity.

           3. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not
(i) conflict with any provision of the certificate of limited partnership or agreement of limited partnership of WCAS, and (ii) to our knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to WCAS or its properties or assets, other than, in the case of clause (ii), any such conflict, breach, default, acceleration, termination or violation that would not materially adversely affect the ability of WCAS to consummate the transactions contemplated by and perform its obligations under the Transaction Documents and which would not otherwise have a material adverse effect on the assets, liabilities, or financial condition of WCAS.

           We are attorneys admitted to practice in the State of New York, and the opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporate Laws and the Federal laws of the United States and we do not express any opinion herein concerning any other laws.

           The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by you in any manner or by any other person in any manner or for any purpose and may not be communicated or published by you to any other person for any purpose without our prior written consent. Very truly yours,


                               [Reboul, MacMurray, Hewitt, Maynard & Kristol]

                                                                       EXHIBIT K
                                                                       ---------

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              LABONE, INC.
                       ----------------------------------

      Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

     (1)   The name of the corporation is LabOne, Inc. (the
           "Corporation").

     (2) The amendment to the Corporation's Articles of Incorporation set forth below was adopted by the shareholders of the Corporation on [___________] [___], [20__].

     (3) Article X of the Company's Articles of Incorporation is hereby amended by deleting in its entirety Section B(2) and replacing it with the following:

           "2. The term "Related Person" shall mean any individual, corporation, partnership or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination, is a "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article X by the shareholders of the Corporation) (collectively and as so in effect, the "Exchange Act") of shares of any class or series of capital stock of the Corporation which, when combined with the shares of such class or series of stock of which any "Affiliates" or "Associates" (as defined in Rule 12b-2 of the Exchange Act) of such individual, corporation, partnership or other person or entity are Beneficial Owners, amount to ten percent (10%) or more of the outstanding shares of such class or series of stock, and any Affiliate or Associate of such Related Person; provided, however, that neither Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS") nor any of its general partners or Controlled Entities ("WCAS Parties") shall be considered a Related Person. "Controlled Entities" shall mean entities in which any one or more of the WCAS Parties owns a majority of the voting shares or securities or has the ability (whether through the ownership of voting securities, contracts or otherwise) to elect a majority of the board of directors or similar governing body or of which any one or more of the WCAS Parties has the authority to control or direct investment decisions."

     (4) Article X of the Company's Articles of Incorporation is hereby amended by deleting in its entirety Section B(3) and replacing it with the following:

           "3. The term "Continuing Directors" shall mean the individuals who constituted the Board of Directors of the Corporation on the date of this amendment to Article X (the "Incumbent Directors"); provided, that any individual becoming a director during any year shall be considered to be an Incumbent Director if (i) such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting or (ii) such individual was nominated, appointed or selected by the holders of Series B-1 Preferred Stock or nominated, appointed or selected in accordance with Section 6.02 of that certain Securities Purchase Agreement dated August 31, 2001 among the Company, WCAS and the other purchasers named on Schedule I thereto."

     (5) On the record date for the shareholders meeting held on [_____________] [___], [20__], the Corporation had [____________]
           shares outstanding. All [____________] shares were entitled to vote on the amendment.

      IN WITNESS WHEREOF, the President of LabOne, Inc. has executed this instrument and the Secretary of LabOne, Inc. has affixed its corporate seal hereto and attested said seal on the [____] day of [__________], [20__].


                                    LABONE, INC.


                                    By:
                                        ----------------------
                                        W. T. Grant II
                                        President


      ATTEST:


      ---------------------
      Joseph C. Benage
      Secretary

      STATE OF KANSAS     )
                          ) ss.
      COUNTY OF JOHNSON   )

           I, _______________________, a Notary Public do hereby certify that on this ____ day of _____________, 20__, personally appeared before me ________________, who being by me first sworn, declared that he is the President of LabOne, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                               -------------------------
                                  Notary Public

      My commission expires:

      ---------------------

                                                                     SCHEDULE I

                          Purchasers/Initial Securities
                          -----------------------------

                                                          Principal
                                                           Amount
                Number of        Number of     Number of    of          Total
                Series B-1       Series B-2     Initial  Series A     Purchase
  Purchasers Preferred Shares Preferred Shares Warrants    Notes        Price
  ---------- ---------------- ---------------- --------    -----        -----
  Welsh,               13,592           20,388  339,801  $14,562,900 $48,543,000
  Carson,
  Anderson
  &Stowe IX,
  L.P.

  WCAS                      7               10      147        6,300      21,000
  Management
  Corporation

  Patrick J.               51               78    1,302       55,809     186,027
  Welsh

  Rusell Carson            51               78    1,302       55,808     186,027

  Bruce K.                 51               77    1,303       55,808     186,027
  Anderson

  Thomas E.                52               78    1,302       55,808     186,027
  McInerney

  Robert A.                52               78    1,302       55,808     186,028
  Minicucci

  Lawrence B.              52               78    1,302       55,808     186,028
  Sorrel

  Anthony J.               38               56      938       40,196     133,986
  DeNicola

  Paul B.                  28               42      703       30,147     100,490
  Queally

  IRA FBO                   8               13      209        8,958      29,860
  Jonathan M.
  Rather

  D. Scott                  7               11      175        7,500      25,000
  Mackesy

  Sanjay Swani              1                1       14          600       2,000

  John D. Clark             1                1       14          600       2,000

  IRA FBO James             1                1       14          600       2,000
  R. Matthews

  Sean Traynor              6                8      140        6,000      20,000

  John Almeida              1                1       18          750       2,500

  Eric J. Lee               1                1       14          600       2,000
                 ---------------------------------------------------------------

          Totals       14,000           21,000  350,000  $15,000,000 $50,000,000
                 ===============================================================